Exhibit 4.10

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

 23 June 2020

YANDEX N.V.

SBERBANK OF RUSSIA

“DIGITAL ASSETS” LIMITED

YANDEX.MARKET B.V.

“PS YANDEX MONEY” LLC

“YANDEX.MONEY” NBCO LLC

YANDEX.MARKET LLC

YANDEX LLC

STICHTING YANDEX.MARKET EQUITY INCENTIVE

EDADEAL PROMO LLC

YANDEX.DRIVE LLC

YANDEX.OFD LLC

YANDEX.CLOUD LLC

YANDEX.HEALTH CLINIC LLC

YANDEX.CLASSIFIEDS LLC

YANDEX.MARKET LAB LLC

YANDEX E-COMMERCE LIMITED

CENTER OF LOYALTY PROGRAMS JSC

FRAMEWORK AGREEMENT

Contents

ClausePage

Page I

Exhibits

[***]

Page II

THIS FRAMEWORK AGREEMENT (this “Agreement”) is made on 23 June 2020

Between:

(1)	Yandex N.V., a public limited liability company incorporated under the laws of the Netherlands (naamloze vennootschap met beperkte aansprakelijkheid), having its official seat (statutaire zetel) in Amsterdam, the Netherlands, and its office at Schiphol Boulevard 165, 1118BG Schiphol, the Netherlands, and registered with the Dutch Trade Register of the Chamber of Commerce under number 27265167 (“YNV”);
(2)	SBERBANK OF RUSSIA, a public joint stock company incorporated under the laws of the Russian Federation whose registered office is at 19 Vavilova St., 117997 Moscow, Russia and registered with the Unified State Register of Legal Entities under number 1027700132195 (“Sberbank”);
(3)	“Digital assets” Limited, a limited liability company incorporated under the laws of the Russian Federation whose registered office is at 19 Vavilova St., 117997 Moscow, Russia and registered with the Unified State Register of Legal Entities under number 5157746082160 (“Digital Assets”);
(4)	Yandex.Market B.V., a private company with limited liability incorporated under the laws of the Netherlands (besloten vennootschap met beperkte aansprakelijkheid), having its official seat (statutaire zetel) in Amsterdam, the Netherlands, and its office at Schiphol Boulevard 165, 1118BG Schiphol, the Netherlands, and registered with the Dutch Trade Register of the Chamber of Commerce under number 66115582 (“YM”);
(5)	“PS YANDEX.MONEY” LLC (ООО «ПС Яндекс.Деньги»), a limited liability company incorporated under the laws of the Russian Federation whose registered office is at Build. 2, 82 Sadovnicheskaya St., 115035 Moscow, Russia and registered with the Unified State Register of Legal Entities under number 1077746365113 (“YD”);
(6)	“YANDEX.MONEY” NBCO LLC (ООО НКО «Яндекс.Деньги»), a “non-banking credit organisation” organised under the laws of the Russian Federation whose registered office is at Build. 2, 82 Sadovnicheskaya St., 115035 Moscow, Russia and registered with the Unified State Register of Legal Entities under number 1127711000031 (“YD Credit”);
(7)	Yandex.Market LLC, a limited liability company incorporated under the laws of the Russian Federation, whose registered office is at Floor 5, Build. 44, 11 Timura Frunze St., 119021 Moscow, Russia and registered with the Unified State Register of Legal Entities under number 1167746491395 (“YMLLC”);
(8)	YANDEX LLC (OOO «ЯНДЕKC»), a limited liability company incorporated under the laws of the Russian Federation, whose registered office is at 16 Lva

Tolstogo Street, 119021, Moscow, Russia and registered with the Unified State Register of Legal Entities under number 1027700229193 (“YLLC”);
(9)	Stichting Yandex.Market Equity Incentive, a foundation incorporated under the laws of the Netherlands, whose registered office is at Schiphol Boulevard 165, 1118 BG Schiphol, the Netherlands, and registered with the trade register of the Chamber of Commerce under number 71530975 (“Stichting”);
(10)	EDADEAL PROMO LLC (ООО «Едадил Промо»), a limited liability company incorporated under the laws of the Russian Federation whose registered address is at Room 14, Premise 1, Floor 3, Build. 2, 11 Timura Frunze St., 119021 Moscow, Russia and registered with the Unified State Register of Legal Entities under number 5157746114477 (“Yedadeal”);
(11)	YANDEX.DRIVE LLC (ООО «Яндекс.Драйв»), a limited liability company incorporated under the laws of the Russian Federation whose registered address is at Premise 5F17, 75 Sadovnicheskaya Emb., 115035 Moscow, Russia and registered with the Unified State Register of Legal Entities under number 5177746277385 (“YDrive”);
(12)	YANDEX.OFD LLC (ООО «Яндекс.ОФД»), a limited liability company incorporated under the laws of the Russian Federation whose registered address is at Build. 44, 11 Timura Frunze St., 119034 Moscow, Russia and registered with the Unified State Register of Legal Entities under number 1167746503231 (“YOFD”);
(13)	YANDEX.CLOUD LLC (ООО «Яндекс.Облако»), a limited liability company incorporated under the laws of the Russian Federation, whose registered office is at Premise 528, 16 Lva Tolstogo Street, 119021 Moscow, Russia and registered with the Unified State Register of Legal Entities under number 1187746678580 (“YCloud”);
(14)	YANDEX.HEALTH CLINIC LLC (ООО «Клиника Яндекс.Здоровье»), a limited liability company incorporated under the laws of the Russian Federation, whose registered office is at Premise 9109, 16 Lva Tolstogo Street, 119021 Moscow, Russia and registered with the Unified State Register of Legal Entities under number 5177746308394 (“YHealth”);
(15)	YANDEX.CLASSIFIEDS LLC (ООО «Яндекс.Вертикали»), a limited liability company incorporated under the laws of the Russian Federation whose registered address is at Premise 3A06, Build. 2, 82 Sadovnicheskaya St., 115035 Moscow, Russia and registered with the Unified State Register of Legal Entities under number 5157746192742 (“YClassifieds”);
(16)	YANDEX.MARKET LAB LLC (ООО «Яндекс.Маркет Лаб»), a limited liability company incorporated under the laws of the Russian Federation whose registered address is at 16 Lva Tolstogo Street, Moscow, 119021, Russia and

registered with the Unified State Register of Legal Entities under number 1167746241222 (“YMLAB”);
(17)	YANDEX E-COMMERCE LIMITED, a private company limited by shares incorporated under the laws of Hong Kong, having its official seat in Hong Kong, and its place of business at Level 09, 4 Hing Yip Street, Kwun Tong, Kowloon, Hong Kong, and registered in the Trade Register under number 2737825 (“YE-Commerce”); and
(18)	CENTER OF LOYALTY PROGRAMS JSC (АО «Центр Программ Лояльности»), a joint stock company incorporated under the laws of the Russian Federation whose registered address is at Premise No. 505/506, 5 1st Derbenevsky Per., 115114 Moscow, Russia and registered with the Unified State Register of Legal Entities under number 1117746689840 (“CLP”).

Whereas:

(A)	On the terms, and subject to the conditions, contained in this Agreement and the other Transaction Documents (as such term is defined below), amongst other things: (a) YNV has agreed to sell, and Digital Assets has agreed to purchase, the YD Share (as such term is defined below); (b) Digital Assets has agreed to sell, and YNV has agreed to purchase, the YM Shares (as such term is defined below); (c) the Parties have agreed to terminate the Terminated Agreements (as such term is defined below); and (d) the Parties have agreed that, for a transitional period following Closing, certain services are to be provided pursuant to certain Ancillary Agreements (as such term is defined below) to be entered into by certain of the Parties prior to Closing.

It is agreed as follows:

1.Interpretation

Definitions

1.1In this Agreement:

“AA Claim” means a claim by an AA Claimant against an AA Respondent pursuant to any AA Indemnity;

“AA Claim Arbitral Tribunal” has the meaning given in Clause 14.1(a);

“AA Claimant” means:
(a)	any member of the YM Group in the case of an AA Claim pursuant to the YM AA Indemnity;
(b)	any member of the YNV Group in the case of an AA Claim pursuant to the YNV AA Indemnity; or

(c)	any member of the YD Group in the case of an AA Claim pursuant to the YD AA Indemnity;
“AA Indemnity” means the YD AA Indemnity, the YM AA Indemnity or the YNV AA Indemnity, as the context requires;
“AA Respondent” means:
(a)	Sberbank in the case of an AA Claim pursuant to the YM AA Indemnity;
(b)	YD in the case of an AA Claim pursuant to the YNV AA Indemnity; or
(c)	YNV in the case of an AA Claim pursuant to the YD AA Indemnity;
“Actual Determined Amount” has the meaning given in Clause 14.1(b);
“Actual Tax Liability” means:
(a)	when such term is used in the YM Tax Covenant, any liability of any member of the YM Group to make or suffer an actual payment of, in respect of or on account of Tax (including payments of or on account of Tax for which any member of the YM Group: (a) is not primarily liable; or (b) has indemnified another person, but in either case only to the extent that such payment reflects the application to any member of the YM Group of the unreasonable tax benefit concept under art.54.1 of the Russian Tax Code) arising in respect of or as a consequence of an Event which occurred in the period from and including 27 April 2018, but on or before Closing, or in respect of or with reference to any Income, Profits or Gains which were earned, accrued or received in the period from and including 27 April 2018, but on or before Closing, with the amount of the Actual Tax Liability being the amount of the actual payment plus the amount of any reasonable and documented costs and expenses suffered or incurred by the YM Group in connection with any such liability; or
(b)	when such term is used in the YD Tax Covenant, any liability of any member of the YD Group to make or suffer an actual payment of, in respect of or on account of Tax (including payments of or on account of Tax for which any member of the YD Group: (a) is not primarily liable; or (b) has indemnified another person but in either case only to the extent that such payment reflects the application to any member of the YD Group of the unreasonable tax benefit concept under art.54.1 of the Russian Tax Code) arising in respect of or as a consequence of an Event which occurred on or before Closing or in respect of or with reference to any Income, Profits or Gains which were earned, accrued or received on or before Closing, with the amount of the Actual Tax Liability being the amount of the actual payment plus the amount of any reasonable and documented costs and expenses suffered or incurred by the YD Group in connection with any such liability;

“Affiliate” means, in relation to any person, any other person which, directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with such person provided that:

(c)	the Central Bank of the Russian Federation, the government of the Russian Federation, any bodies or subdivisions thereof and any entities Controlled by them (other than through Sberbank) shall not be deemed to be an Affiliate of Sberbank (and vice versa); and
(d)	with effect from Closing:
(i)	no member of the YM Group shall be deemed to be an Affiliate of any of the Sberbank Parties; and
(ii)	no member of the YD Group shall be deemed to be an Affiliate of any of the YNV Parties;
“Agreed Form” in relation to any document means that document in a form agreed by each of the Parties on or before the date of this Agreement and initialled (or otherwise confirmed electronically) for the purposes of identification by each of them or on its behalf (including by its legal advisers), with only changes to such form as the Parties may agree in writing prior to Closing;
“Ancillary Agreements” means the YD Ancillary Agreements and the YM Ancillary Agreements;
“Applicable Laws” means all laws, statutes, binding statutory guidance, rules or regulations enacted in any jurisdiction and all rules, regulations, ordinances, judgments, decrees, decisions, writs, awards, orders, directives, guidelines and policies duly made by any Authority which have the force of law (including international treaties or any other agreements to which an Authority is a party), in each case, to the extent applicable to and binding upon the relevant person, or to the extent applicable to this Agreement or the subject matter hereof, as the context requires;
“Assumed Amount” has the meaning given in Clause 14.1(c);
“Authority” means any domestic, federal, state, local, municipal, foreign, national, regional or supranational government or governmental, regulatory, administrative, fiscal, judicial or government-owned agency, authority, board, body, bureau, central bank, commission, court, department, tribunal, arbitral tribunal or entity or instrumentality or arbitrator of any kind;
“Barus LLC” means BARUS LLC (ООО «БАРУС»), a limited liability company incorporated under the laws of the Russian Federation whose registered office is at Room 1, Premises IB, Floor 1, 32 Leninsky Avenue, 119334 Moscow, Russia and registered with the Unified State Register of Legal Entities under number 1197746639860;

“Barus LLC Agreements” means Agreement No. 10212535, dated 24 December 2018, in relation to pick-up points sublease, as amended by the Additional Agreement No. 1, dated 18 October 2019, Additional Agreement No 2, dated 31 October 2019, and Additional Agreement No 3 dated 24 November 2019, between Barus LLC and YMLLC;
“Beneficiary” has the meaning given in Clause 8.4;
“Brand Sale Agreement” means the YD Ancillary Agreement in the Agreed Form referred to in Schedule 5 as Exhibit YD 7;

“Breaching Party” means a [***], a [***] or a [***], as the context requires;

“Business Day” means a day (other than a Saturday, Sunday or public holiday) on which banks are open for business in Moscow (Russia), Amsterdam (The Netherlands), Hong Kong and Zurich (Switzerland);
“Change of Control Event” means a YD Change of Control Event or a YM Change of Control Event, as the context requires;
“Claim” means a claim or counterclaim of any kind pursuant to, resulting from, arising out of or in connection with this Agreement or any of the other Transaction Documents or any of the Transactions, howsoever arising, including any AA Claim, [***] General Claim, General Warranty Claim, Tax Claim, Title Claim and Russian Third Party Indemnity Claim;
“Claim Notice” has the meaning given in Clause 13.1;

“Claimant Party” means any AA Claimant with respect to any AA Claim, any General Warranty Claimant with respect to any General Warranty Claim, any Tax Claimant with respect to any Tax Claim, any Title Claimant with respect to any Title Claim, any [***] any Russian Third Party Indemnity Claimant with respect to any Russian Third Party Indemnity Claim and any other claimant Party with respect to any General Claim;

“Closing” means completion of the YM Transaction and the YD Transaction in accordance with Clause 7;
“Closing Actions” has the meaning given in Clause 7.6;
“Closing Date” has the meaning given in Clause 7.5;
“Company Group” means the YM Group or the YD Group, as the context requires;

“Company Relief” means:

(a)	when such term is used with respect to the YM Tax Covenant, any Relief of any member of the YM Group to the extent that the same arises as a consequence of or by reference to an Event occurring after Closing or in respect of a period commencing after Closing; or
(b)	when such term is used with respect to the YD Tax Covenant, any Relief of any member of the YD Group to the extent that the same arises as a consequence of or by reference to an Event occurring after Closing or in respect of a period commencing after Closing;
“Conditions” has the meaning given in Clause 5.1;

“Confidential Information” has the meaning given in Clause 18.1;

“[***]” means [***] or a [***], as the context requires;

“Connected Persons” means, in relation to a Party, any of its Affiliates and such Party’s and such Affiliate’s respective former and current directors, officers, employees, agents, consultants and legal and beneficial shareholders (whether direct or indirect);

“Consideration” means the YM Consideration or the YD Consideration (as the context requires);
“Consideration Balance” has the meaning given in Clause 3.2(b);
“Control” means, with respect to any entity:
(a)	the ownership or control (directly or indirectly) of more than 50 per cent. of the voting share capital of such entity;
(b)	the right, power or ability, whether exercised or held directly or indirectly (excluding through any unexercised call options, warrants or similar instruments, except for any unexercised call options, warrants or similar instruments that grant such right, power or ability) to direct the casting of, or to exercise voting rights with respect to, more than 50 per cent. of the total votes exercisable at any general meeting (or equivalent) of such entity on all, or substantially all, matters;
(c)	the right to receive (directly or indirectly) the majority of the income of such entity on any distribution by it of all of its income or the majority of its assets on a winding up;
(d)	the right to appoint or remove the sole executive body or such members of the board of directors (or of any of its committees replicating such entity’s board powers) of such entity as hold a majority of the voting rights at meetings of such board (or committee) on all, or substantially all, matters or the right to appoint or remove any executive director of such entity; or
(e)	any right, power or ability, whether exercised or held directly or indirectly (excluding through any unexercised call options, warrants or similar instruments, except for any unexercised call options, warrants or similar instruments that grant such right, power or ability) to exercise a dominant influence over such entity, to issue binding instructions or otherwise to direct or cause the direction of the management, policies or activities of such entity, in each case, whether through the ownership or holding of securities or other equity interests, or pursuant to any constitutional document, contract or other document regulating such entity or to which such entity is subject, and whether acting alone or with other persons, and “Controlled” and “Controlling” shall be construed accordingly;

“DA Account” means the bank account opened in the name of Digital Assets with the following details: [***], or such other account as may be notified by Digital Assets to YNV in writing at least [***] prior to the Closing Date;

“[***]” means a claim by a [***] against a [***] pursuant to [***];

“[***]” means:
(a)	any member of the [***] pursuant to the [***]; or
(b)	any member of the [***]in the case of a [***] pursuant to the [***];

“[***]” means the [***] or the [***], as the context requires;

“[***]” means any and all losses, damages, expenses, fines, penalties, liabilities and costs (including reasonable and properly documented legal costs and attorneys’, experts’ and consultants’ fees);

“[***]” means:
(a)	Sberbank and/or YD in the case of a [***] pursuant to the [***]; or
(b)	YNV and/or YM in the case of a [***] pursuant to the [***];

“Deed of Transfer” means the notarial deed of transfer to effect the transfer of the YM Shares from Digital Assets to YNV substantially in the Agreed Form contained in Exhibit 1;

“Deemed Tax Liability” means:
(a)	when such term is used in the YM Tax Covenant, the use or set-off of a Company Relief (as defined in paragraph (a) of the definition of such term) against any Actual Tax Liability or against any Income, Profits or Gains of any member of the YM Group earned, accrued or received in the period from and including 27 April 2018, but on or before Closing, where, but for such use or set off, YNV would have been entitled to make a claim under the YM Tax Covenant, in which case the amount of the Deemed Tax Liability shall be equal to the amount which would have been payable in the absence of the use or set off of that Company Relief plus any reasonable and documented costs and expenses suffered or incurred by the YM Group in connection with any such use or set off of a Company Relief; or
(b)	when such term is used in the YD Tax Covenant, the use or set-off of a Company Relief (as defined in paragraph (b) of the definition of such term) against any Actual Tax Liability or against any Income, Profits or Gains of any member of the YD Group earned, accrued or received on or before Closing where, but for such use or set off, Digital Assets would have been entitled to make a claim under the YD Tax Covenant, in which case the amount of the Deemed Tax Liability shall be equal to the amount which would have been payable in the absence of the use or set off of that Company Relief plus any reasonable and documented costs and expenses suffered or incurred by the YD Group in connection with any such use or set off of a Company Relief;

“Defaulting Party” has the meaning given in Clause 6.14;

“Dispute” has the meaning given in Clause 30.1;
“Dutch Notary” means any civil law notary of Van Doorne N.V. or such civil law notary’s deputy or successor;

“Dutch Power of Attorney” means the powers of attorney substantially in the Agreed Form contained in Exhibit 2;

“Encumbrance” means:

(a)	any direct or indirect interest, right or equity of any person (including any right to acquire, option or right of pre-emption or first offer or first refusal);
(b)	any claim, mortgage, charge, pledge, lien, assignment, attachment, option, power of sale, easement, encumbrance, debenture, hypothecation, security interest, trust arrangement, title retention or other security agreement, arrangement or third party right;
(c)	any restriction on use, voting, transfer or receipt of income; or
(d)	any restriction on exercise or any other attribute of ownership,

in each case, of any kind whatsoever and howsoever created or arising, including any agreement, arrangement or obligation to create or permit any of the foregoing;

“Event” means any event, transaction (including the execution of any Transaction Document and Closing), action, circumstance or omission whether alone or in conjunction with any other event, transaction, action, circumstance or omission and includes further (without limitation) becoming, being or ceasing to be a member of a group of companies (however defined) for the purposes of any Tax; and in this Agreement, references to an “Event” occurring on or before a particular date shall include an Event deemed for the purposes of any Tax to occur or which is otherwise treated or regarded as occurring on or before such date, and references to an “Event” occurring after a particular date shall include an Event deemed for the purposes of any Tax to occur or which is otherwise treated or regarded as occurring after such date;
“Extended Long Stop Date” has the meaning given in Clause 5.8;
“FAS” means the Federal Anti-Monopoly Service of the Russian Federation;

“FAS Approval” means the approval with respect to the YM Transaction issued by the FAS under Federal Law No. 135-FZ “On Protection of Competition”, dated 26 July 2006 (as amended), with such approval being unconditional and free from any obligations (contractual or otherwise) on the YNV Group, or otherwise subject only to conditions or obligations which are satisfactory to YNV in its reasonable opinion, and such approval remaining in full force and effect;

“Finally Determined AA Claim” has the meaning given in Clause 14.1(d);

“Full Title Guarantee” means with the benefit of the implied covenants set out in Part 1 of the Law of Property (Miscellaneous Provisions) Act 1994 when a disposition is expressed to be made with full title guarantee;

“General Claim” means a Claim other than an AA Claim, [***], General Warranty Claim, Tax Claim or Title Claim;

“General Warranties” means the warranties contained in Clause 10.1;
“General Warranty Claim” means a claim made by one Party (the “General Warranty Claimant”) against another Party (the “General Warranty Respondent”) with respect to or for breach of any of the General Warranties, including any claim pursuant to the indemnity contained in Clause 10.2;
“General Warranty Claimant” has the meaning given in the definition of General Warranty Claim;
“General Warranty Respondent” has the meaning given in the definition of General Warranty Claim;
“Income, Profits or Gains” means income, receipts, turnover, revenue, profits, chargeable gains and any other similar measure by reference to which Tax is chargeable or assessed; and in this Agreement references to “Income, Profits or Gains” earned, accrued or received on or before a particular date or in respect of a particular accounting period or part of an accounting period includes Income, Profits or Gains which are deemed for the purposes of any Tax to have been earned, accrued or received at or before that date or in respect of that accounting period or that part of an accounting period;
“[***]” means a [***], a [***] or a [***], as the context requires;

“[***]” means a [***], a [***] or a [***], as the context requires;
“[***]” means a [***], a [***] or a [***], as the context requires;
“[***]” means a [***] or a [***], as the context requires;
“Insolvency Event” means, in relation to any person:
(a)	any admission by such person of its inability to pay its debts as they fall due, or the suspension of payment on any of its debts (other than where it is disputing such payment in good faith) or the announcement of its intention to do so;
(b)	any step by such person with a view to a composition, moratorium, assignment or similar arrangement with any of its creditors;
(c)	any convening by such person, its directors or its members of a meeting for the purpose of considering any resolution for, or any proposal to petition for, or to file documents with the court for, its winding up, administration (whether out of court or otherwise) or dissolution or any such resolution being passed;
(d)	any request by the directors or other officers of such person for the appointment of, or the giving of any notice of their intention to appoint, or the taking of any step with a view to appointing, a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator (whether out of court or otherwise), viscount or similar officer;
(e)	any other voluntary action by such person in furtherance of its liquidation, administration (out of court or otherwise), reorganisation, dissolution, bankruptcy (or the termination of its corporate status); or
(f)	with respect to any person, the occurrence of the equivalent of any of the above in any jurisdiction;

“[***]” has the meaning given in Clause 6.14;

“HKIAC” has the meaning given in Clause 30.1;
“HKIAC Rules” has the meaning given in Clause 30.1;

“JPM Correspondent Account” means the bank account with the following details:

[***]

or such other correspondent bank account relating to YNV’s paying bank as may be agreed between YNV and Sberbank prior to the Closing Date;

“KAZ Approval” means approval with respect to the YM Transaction issued by the Committee for the Regulation and Protection of Competition of the Ministry of National Economy of the Republic of Kazakhstan under the Commercial Code of the

Republic of Kazakhstan No. 375-V, dated 29 October 2015, with such approval being unconditional and free from any obligations (contractual or otherwise) on the YNV Group, or otherwise subject only to conditions or obligations which are satisfactory to YNV in its reasonable opinion, and such approval remaining in full force and effect;

“Long Stop Date” means [***];

“Losses” means any losses, damages, claims, costs and expenses (including reasonable and properly documented legal costs and attorneys’, experts’ and consultants’ fees (but excluding any internal costs and expenses), but excluding (a)

any indirect or consequential losses; (b) loss of profit or revenue (whether direct or indirect); and (c) any punitive or exemplary damages (whether direct or indirect);

“[***]” means any of the following:
(a)	[***];
(b)	[***];
(c)	[***];
(d)	[***]; or
(e)	[***],

each as determined pursuant to the problem classification set out in clause 1.3 of the SLA;

“Non Defaulting Party” has the meaning given in Clause 6.15;

“[***]” means obligations of YLLC under the YD Ancillary Agreements (other than the [***]) and YNV Group’s obligations set out in Clause 9.22;

“Outgoing Directors” means:

(a)	in respect of YM: Lev Khasis, Andrei Vanin and Gabriel Nouri; and
(b)	in respect of YD: Gregory Abovsky, Tigran Khudaverdyan and Vadim Marchuk;

“[***]” means [***];

“Party” means a party to this Agreement and includes any permitted assignee of such party in accordance with this Agreement and any successor to such party;

“Permitted Agreement” has the meaning given in Clause 14.1(e);

“[***]” has the meaning given in [***];

“Qualifying Claim” has the meaning given in Clause 13.12;

“[***]” means Limited Liability Company [***];

“Relevant Company” means:

(a)	YM in the context of the sale and purchase of the YM Shares; and
(b)	YD in the context of the sale and purchase of the YD Share;
“Relevant Indemnifier” has the meaning given in Clause 12.5;
“Relevant Proportion” means:
(a)	[***]; and
(b)	[***];
“Relevant Protected Person” has the meaning given in Clause 12.5;
“Relevant Purchaser” means (as the context requires):
(a)	YNV in the context of the sale and purchase of the YM Shares; and
(b)	Digital Assets in the context of the sale and purchase of the YD Share;
“Relevant Sberbank Agreements” has the meaning given in Clause 9.7;
“Relevant Sberbank Data/Services” has the meaning given in Clause 9.7;

“Relevant Seller” means (as the context requires):

(a)	YNV in the context of the sale and purchase of the YD Share; and
(b)	Digital Assets in the context of the sale and purchase of the YM Shares;
“Relevant Shares” means the YM Shares or the YD Share (as the case may be);
“Relevant SPAs” means the Russian SPA and the Deed of Transfer;
“[***]” has the meaning given in [***];
“[***]” has the meaning given in [***];

“Relief” means any relief, loss, allowance, credit, exemption, deduction or set off, or any right to repayment of Tax;

“Representatives” has the meaning given in Clause 18.1;

“Resignation Letter” means a letter in the relevant form contained in Schedule 8;

“Respondent Party” means any AA Respondent with respect to any AA Claim, any General Warranty Respondent with respect to any General Warranty Claim, any Tax Respondent with respect to any Tax Claim, any Title Respondent with respect to any Title Claim, [***], any Russian Third Party Indemnity Respondent with respect to any Russian Third Party Indemnity Claim and any other respondent or recipient Party with respect to any General Claim made by any other Party;

“Russian Notary” means [***];

“Russian SPA” means the sale and purchase agreement to effect the legal transfer of the YD Share from YNV to Digital Assets in the Agreed Form contained in Exhibit 3;

“Russian SPA Signing Date” has the meaning given in Clause 7.1;

“Russian Third Party Claim” has the meaning given in Clause 12.5;
“Russian Third Party Claim Indemnity” has the meaning given in Clause 12.5;

“Russian Third Party Indemnity Claim” means a claim by a Russian Third Party Indemnity Claimant against a Russian Third Party Indemnity Respondent pursuant to the Russian Third Party Claim Indemnity;

“Russian Third Party Indemnity Claimant” means the Relevant Protected Person;
“Russian Third Party Indemnity Respondent” means the Relevant Indemnifier;

“Sale Transaction” means the YM Transaction or the YD Transaction (as the case may be);

“Sanctioned Person” means (a) any person that is the target of Sanctions, (b) any person listed in any Sanctions-related list of sanctioned persons maintained by the Sanctions Authorities; (c) any person organised or resident in a Sanctioned Territory; or (d) any person directly or indirectly owned or controlled (as such terms are interpreted in accordance with relevant Sanctions) by any such person or persons; provided however, that none of Sberbank, YD nor their respective Affiliates or subsidiaries shall be considered a “Sanctioned Person” for the purposes of this Agreement as a result of Sanctions to which they are subject that are sectoral in nature as at the date of this Agreement, including under Directive 1 of Executive Order 13662 or Article 5(1) of Council Regulation (EU) 833/2014, as amended;

“Sanctioned Territory” means, at any time, a country or territory which is itself the subject or target of any country-wide or territory-wide Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria);

“Sanctions” means economic or financial sanctions or trade embargoes imposed and administered from time to time by any Sanctions Authority;

“Sanctions Authority” means any of the following: the U.S. government through the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or

the U.S. Department of State, the United Nations Security Council, the European Union, the Netherlands or the United Kingdom;

“[***]” has the meaning given to it in [***];

“[***]” has the meaning given to it in [***];

“[***]” has the meaning given to it in [***];

“[***]” has the meaning given to it in [***];

“Sberbank Group” means the Sberbank Parties and each of their respective Affiliates from time to time, including (with effect from Closing) the YD Group;

“Sberbank Parties” means Sberbank, Digital Assets, CLP, and (with effect from Closing) the YD Group;

“Sberbank Pickup Points Lease Agreements” means (i) Agreement No. 10160944, dated 26 January 2018 in relation to pick-up points lease, as amended by the Additional Agreement No. 1, dated on or around 1 January 2019 and the Additional Agreement No. 2, dated on or around 2 January 2020, between Sberbank and YMLLC; and (ii) Agreement No. 4A, dated 16 December  2019, in relation to pick-up points lease, between Sberbank and YMLLC;

“Service Termination Event” means any intentional or fraudulent unilateral termination by any member of the YNV Group of any YD Ancillary Agreement referred to in Schedule 5 as Exhibits YD 1 to YD 4 (inclusive) where such termination is not in accordance with the terms of the relevant YD Ancillary Agreement, and where such termination has resulted in the non-availability of the Service (as such term is defined in the relevant YD Ancillary Agreement referred to in Schedule 5 as Exhibits YD 1 to YD 4 (inclusive)) required to be provided under such YD Ancillary Agreement, but excluding any termination that results in a [***];

“Services” means, with respect to any person, any internal services, software, platform or other infrastructure operated internally by such person, which is (or are) only accessible by such person, or its Affiliates or its or their respective officers, directors, employees and agents (subject to and in accordance with internal rules) and is (or are) not accessible by external users;

“Shares” means the YM Shares and the YD Share, and “Share” means any part thereof;

“Shortfall Amount” has the meaning given in Clause 14.1(f);

“SLA” means a service level agreement entered into between YLLC and YD Credit on the date of this Agreement, in the Agreed Form contained in Exhibit YD 24;

“Surviving Provisions” means Clauses 1 (Interpretation), 13 (Limitations on Liability), 17 (Announcements), 18 (Confidentiality), 19 (Language), 20 (Notices), 21

(Assignment), 22 (Costs, Taxes and expenses), 23 (Invalidity), 24 (Third party rights), 27 (Variation and waiver), 28 (Whole agreement), 29 (Governing law) and 30 (Arbitration);

“SWIFT Confirmation” has the meaning given in paragraph 2.2 of Schedule 1;

“Tax” or “Taxation” means all forms of taxation, withholding taxes of any nature, levies, duties, governmental fees, imposts, contributions or charges in the nature of Tax, wherever and however imposed, including without limitation: corporate income tax, wage withholding tax, personal income tax, trade tax and social security contributions, VAT, customs duties and excise duties, capital duty, transfer tax on civil law transactions, dividend tax, stamp duty, (municipal) real estate (transfer) tax and other municipal taxes and levies, anti-pollution taxes and levies due and payable, levied or announced by virtue of law in any jurisdiction, together with all penalties, charges, fines and interest relating thereto;
“Tax Authority” means any government, state or municipality or any local, state, federal or other authority, body or official anywhere in the world exercising a fiscal, revenue, customs or excise function or otherwise having authority in the assessment, collection or administration of Tax;

“Tax Claim” means a claim by a Tax Claimant against a Tax Respondent pursuant to any Tax Covenant;

“Tax Claimant” means:
(a)	YNV in the case of a Tax Claim against Digital Assets and/or Sberbank pursuant to the YM Tax Covenant; or
(b)	Digital Assets in the case of a Tax Claim against YNV pursuant to the YD Tax Covenant;
“Tax Covenant” means the YD Tax Covenant or the YM Tax Covenant, as the context requires;
“Tax Respondent” means:
(a)	Sberbank and/or Digital Assets in the case of a Tax Claim made by YNV pursuant to the YM Tax Covenant; or
(b)	YNV in the case of a Tax Claim made by Digital Assets pursuant to the YD Tax Covenant;
“Terminated Agreements” means the YD Terminated Agreements and the YM Terminated Agreements;
“Termination Agreements” means the termination agreements to effect the termination of any Russian law-governed Terminated Agreements, in the Agreed Form contained in Exhibit 4;

“Third Party” has the meaning given in Clause 24.1;
“[***]” means a [***] as determined pursuant to the problem classification set out in clause 1.3 of the SLA;

“Title Claim” means a claim by a Title Claimant against a Title Respondent with respect to or for breach of any of the Title Warranties or pursuant to any indemnity contained in Clause 10.4 or 10.6;

“Title Claimant” means:

(a)	YNV in the case of a Title Claim with respect to or for breach of any of the YM Warranties or pursuant to the indemnity contained in Clause 10.4; or
(b)	Digital Assets in the case of a Title Claim with respect to or for breach of any of the YD Warranties or pursuant to the indemnity contained in Clause 10.6;
“Title Respondent” means:
(a)	Digital Assets and/or Sberbank in the case of a Title Claim with respect to or for breach of any of the YM Warranties or pursuant to the indemnity contained in Clause 10.4; or
(b)	YNV in the case of a Title Claim with respect to or for breach of any of the YD Warranties or pursuant to the indemnity contained in Clause 10.6;
“Title Warranties” means the YM Title Warranties and the YD Title Warranties;
“TM Licence Agreement” means the Yandex Money Trademark Licence Agreement between YLLC and YD Credit to be entered on the date of this Agreement, being the YD Ancillary Agreement referred to in Schedule 5 as Exhibit YD 6;

“Transaction Documents” means this Agreement, the Deed of Transfer, the Russian SPA, the Termination Agreements, each of the Ancillary Agreements, the SLA and any other documents and agreements referred to herein and therein and any other documents and agreements entered or to be entered into pursuant thereto, in each case, other than the Terminated Agreements;

“Transactions” means the transactions contemplated by this Agreement and the other Transaction Documents, including the Sale Transactions;

“Transfer Taxes” means sales, use, registration, stamp, documentary or similar Taxes and duties imposed by any Tax Authority, in each case, in relation to any Sale Transaction, but excluding any Taxes based on or attributable to gains arising by reason of any of the Transactions;
“USRLE” means the Unified State Register of Legal Entities of the Russian Federation;
“USRLE Extract” has the meaning given in Clause 7.2;

“VAT” means any value added Tax, goods and services Tax, turnover or sales Tax, or other equivalent indirect Tax, including any interest, penalties, or additions to such Tax, in any jurisdiction;
“Waived Claim” means a claim, potential claim, counterclaim, potential counterclaim, right of set-off, indemnity, suit, action, cause of action, right or interest of any kind and nature whatsoever, whether known or unknown, suspected or unsuspected, however (including whether under statute, common law, contract or otherwise) and whenever arising and in whatever capacity and in whatever jurisdiction and under any law whatsoever;
“Waiver Letter” means the offer letter and the waiver letter in the Agreed Form contained in Exhibit 6;
“Waiving Party” has the meaning given in Clause 8.4;

“Warranties” means the General Warranties and the Title Warranties;

“Working Hours” means 8.00 a.m. to 5.00 p.m. local time on a Business Day;

“[***]” has the meaning given in [***];

“YD AA Indemnity” has the meaning given in Clause 12.3;

“YD Ancillary Agreements” means those ancillary agreements referred to in Schedule 5, comprising Exhibits YD 1 to YD 23, with the relevant Exhibit number shown alongside its name in Schedule 5, and the SLA;

“YD Breaching Party” has the meaning given in Clause 12.3;

“YD Change of Control Event” means [***];

“YD Charter” means the charter of YD from time to time;

“YD Consideration” has the meaning given in Clause 3.1(b);

“YD Data” has the meaning given in Clause 9.15;

[***]
“YD Group” means YD and each entity Controlled by YD from time to time, including YD Credit;

“[***]” has the meaning given [***];

“[***]” has the meaning given [***];

“[***]” has the meaning given [***];

“[***]” has the meaning given [***];

“YD Initial Consideration” has the meaning given in Clause 3.1(b);

“YD Permitted Agreement” has the meaning given in Clause 14.1(g);

“YD Plan” means (a) any share incentive, share option, profit sharing, bonus or other compensation, incentive or motivation plan, fund, scheme, programme or other arrangement; (b) any severance or termination pay, medical, surgical, hospitalization, life insurance or other welfare plan, fund, scheme, programme or other arrangement; (c) any plan, fund, scheme, programme or other arrangement pursuant to which a pension, allowance, lump sum or other benefit is payable upon retirement, termination of employment or death (whether accidental or not); and (d) any other plan, fund, scheme, programme or other arrangement, in each case, that is sponsored or maintained by or for the benefit of, or contributed by or for the benefit of, the YD Group or any current or former director, employee or former employee of the YD Group or any other person providing, or who has provided, services to the YD Group or to which any member of the YD Group is a party;

“YD SHA” means the joint venture agreement with respect to YD dated 4 July 2013 between YNV, Sberbank and YD, as may have been amended from time to time;

“YD Share” means a participation interest in the charter capital of YD having a nominal value of [***];

“YD Side Arrangements” has the meaning given in Clause 14.1(h);

“YD Tax Covenant” has the meaning given in Clause 11.3;
“YD Terminated Agreements” means those agreements described in Schedule 4;
“YD Title Warranties” has the meaning given in Clause 10.4;
“YD Transaction” means the sale and purchase of the YD Share from YNV to Digital Assets pursuant to this Agreement;
“YM AA Indemnity” has the meaning given in Clause 12.1;

“YM Ancillary Agreements” means those ancillary agreements referred to in Schedule 7, comprising Exhibits YM 1 to YM 21, with the relevant Exhibit number shown alongside its name in Schedule 7 (for the avoidance of doubt, such agreements being solely addenda to the existing agreements, but excluding provisions of the existing agreements not amended under such addenda);

“YM Articles” means the articles of association (statuten) of YM from time to time;
“YM Breaching Party” has the meaning given in Clause 12.1;

“YM Change of Control Event” means the time (following Closing) at which YNV and its Affiliates (directly or indirectly) own, hold or otherwise have an interest in issued shares in the capital of YM that represent less than [***]% of the total issued share capital of YM (or, to the extent any reorganisation of the YM Group occurs after Closing, an equivalent equity interest of any successor entity to YM that constitutes the parent company of the group that holds substantially all of the assets of the YM Group following such reorganisation);
“YM Confidential Data” means all financial, business and strategy information with respect to or concerning the YM Group or any of its businesses, operations or assets that any member of the Sberbank Group received prior to Closing, including;
(a)	monthly, quarterly and annual business, financial and strategy updates and related presentation materials with respect to or concerning the YM Group and its business units;
(b)	monthly, quarterly and annual financial models and other financial analysis and related presentation materials with respect to or concerning the YM Group and its business units;
(c)	annual and quarterly budget reports and related presentation materials with respect to or concerning the YM Group and its business units;
(d)	presentations and other materials with respect to or concerning [***]; and
(e)	any other information supplied to [***] pursuant to or in accordance with [***]or which may otherwise have been supplied as a result [***];

“YM Consideration” has the meaning given in Clause 3.1(a);

“YM Data” has the meaning given in Schedule 9;

[***]
“YM Group” means YM and each entity Controlled by YM from time to time, including YMLLC;

“[***]” has the meaning given in [***];

“YM Indemnified Obligations” means:
(a)	with respect to the YM Ancillary Agreements referred to in Schedule 7 as Exhibits YM 1 to YM 6 (inclusive), all provisions of each such YM Ancillary Agreement;
(b)	with respect to the YM Ancillary Agreements referred to in Schedule 7 as Exhibits YM 7 to YM 21 (inclusive), only the obligation of Sberbank set out in Clause 6.18 (and no provision of any such YM Ancillary Agreement itself); and

(c)	the obligations of Sberbank set out in Clause 6.19;
“[***]” has the meaning given in [***];
“[***]” has the meaning given in [***];
YM Permitted Agreement” has the meaning given in Clause 14.1(i);
“YM Plan” means (a) any share incentive, share option, profit sharing, bonus or other compensation, incentive or motivation plan, fund, scheme, programme or other arrangement; (b) any severance or termination pay, medical, surgical, hospitalization, life insurance or other welfare plan, fund, scheme, programme or other arrangement; (c) any plan, fund, scheme, programme or other arrangement pursuant to which a pension, allowance, lump sum or other benefit is payable upon retirement, termination of employment or death (whether accidental or not); and (d) any other plan, fund, scheme, programme or other arrangement, in each case, that is sponsored or maintained by or for the benefit of, or contributed by or for the benefit of, the YM Group or Stichting or any current or former director, employee or former employee of the YM Group or any other person providing, or who has provided, services to the YM Group or to which any member of the YM Group or Stichting is a party, including the Incentive Programme (as such term is defined in the YM SHA);

“YM SHA” means the shareholders’ agreement with respect to YM dated 27 April 2018 between YNV, Sberbank, Digital Assets, Stichting and YM, as may have been amended from time to time;

“YM Shareholders’ Resolution” has the meaning given in paragraph 1.4 of Schedule 1;

“YM Shares” means [***];

“YM Side Arrangements” has the meaning given in Clause 14.1(j);

“YM Tax Covenant” has the meaning given in Clause 11.1;
“YM Terminated Agreements” means those agreements described in Schedule 6;
“YM Title Warranties” has the meaning given in Clause 10.3;
“YM Transaction” means the sale and purchase of the YM Shares from Digital Assets to YNV pursuant to this Agreement;
“YM Warrantors” has the meaning given in Clause 10.3;
“YNV AA Indemnity” has the meaning given in Clause 12.2;
“YNV Breaching Party” has the meaning given in Clause 12.2;

“YNV Group” means each of the YNV Parties and each of their respective Affiliates from time to time, including (with effect from Closing) the YM Group;

“[***]” has the meaning given in [***];

“[***]” has the meaning given in [***];

“[***]” has the meaning given in [***];

“YNV Indemnified Obligations” means:

(a)	with respect to the YD Ancillary Agreements referred to in Schedule 5 as Exhibits YD 1 to YD 7, all provisions of such YD Ancillary Agreements; and
(b)	with respect to the YD Ancillary Agreements referred to in Schedule 5 as Exhibits YD 8 to YD 23, only the obligations of Sberbank, Digital Assets and the YD Group set out in Clause 6.17 (and no provision of any such YD Ancillary Agreement itself); and

“YNV Parties” means YNV, YMLLC, YLLC, Stichting, Yedadeal, YDrive, YOFD, YCloud, YHealth, YClassifieds, YMLAB and YE-Commerce and (with effect from Closing) the YM Group.

Interpretation

1.2In this Agreement, except where the context otherwise requires:
(a)	references to “Clauses” and “Schedules” and “Exhibits” are to clauses of, and the schedules and exhibits to, this Agreement; and a reference to a paragraph is (as the case may be) a reference to a paragraph of the Clause or Schedule in which the reference appears;
(b)	a reference to “this Agreement” or to any specified provision of this Agreement are to this Agreement or such provision as in force for the time being, as amended, modified, supplemented, varied, assigned or novated, from time to time;
(c)	a reference to any other document referred to in this Agreement is a reference to that other document as amended, modified, supplemented, varied, assigned or novated (other than in breach of the provisions of this Agreement) from time to time;
(d)	a reference to this Agreement includes the Schedules to it, each of which forms part of this Agreement for all purposes;
(e)	a reference to a “company” shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

(f)	a reference to a “person” shall be construed so as to include any individual, firm, body corporate, joint venture, unincorporated association, partnership, trust, government, governmental body, authority or agency (whether or not having separate legal personality), and a reference to a person includes a reference to that person’s successors and assigns;
(g)	a reference to “in writing” or “written” shall include any mode of reproducing words in a legible and non-transitory form, but not email;
(h)	a reference to any governmental or regulatory body shall be construed so as to include any successor body performing the same functions in all material respects;
(i)	any reference to a “day” (including within the phrase “Business Day”) means a period of twenty-four (24) hours running from midnight to midnight in the relevant jurisdiction;
(j)	references to “clear Business Days” in relation to the period of a notice means that period excluding the day when the notice is served or deemed to be served and the day for which it is given or on which it is to take effect;
(k)	any reference to days, weeks, months and years shall be construed as references to days, weeks, calendar months and years in the Gregorian calendar;
(l)	if a period of time is specified as from a given day, or from the day of an act or event, it shall be calculated exclusive of that day;
(m)	except as provided for in Clause 20.4, a reference to a time of the day is to Moscow time;
(n)	a reference to “US Dollars” or “USD” shall be construed as a reference to the lawful currency for the time being of the United States of America;
(o)	a reference to “RUB” shall be construed as a reference to the lawful currency for the time being of the Russian Federation;
(p)	a reference to “Euros” or “EUR” means the lawful currency used in member states of the European Union that have adopted a single European currency;
(q)	a reference to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates the English legal term in that jurisdiction and references to any English statute or enactment shall be deemed to include any equivalent or analogous laws or rules in any other jurisdiction;
(r)	a reference to any law or enactment (including in this Clause 1.2) includes references to:

(i)	that law or enactment as re-enacted, amended, extended or applied by or under any other enactment (before or after signature of this Agreement);
(ii)	any law or enactment which that law or enactment re-enacts (with or without modification); and
(iii)	any subordinate legislation made (before or after signature of this Agreement) under any law or enactment, as re-enacted, amended, extended or applied, as described in Clause 1.2(r)(i) above, or under any law or enactment referred to in Clause 1.2(r)(ii) above, provided that, as between the Parties, no such amendment or re-enactment shall apply for the purposes of this Agreement to the extent that it would impose any new or extended obligation, liability or restriction on, or otherwise adversely affect the rights of, any Party, and “law” and “enactment” includes any legislation in any jurisdiction;

(s)	in construing this Agreement, the so-called “ejusdem generis” rule does not apply and, in particular, any phrase introduced by the terms “include”, “including”, “in particular” or any similar expression shall be construed as illustrative and without limitation and shall not limit the sense of the words preceding such terms;
(t)	headings are for ease of reference only and shall not be taken into consideration in the interpretation of this Agreement; and
(u)	words importing the singular include the plural and vice versa, and words importing a gender include every gender.
1.3The Parties acknowledge that they have participated jointly in the negotiation and drafting of this Agreement.  In the event that a question of interpretation arises (including as to the intention of the Parties), no presumption or burden of proof shall arise in favour of, or against, any Party based on the authorship of any provisions.  Each of the Parties acknowledges that Russian law did not apply to the negotiations between the Parties prior to the execution of this Agreement, including article 434.1 of the Russian Civil Code.

Currency and exchange rates

1.4In this Clause 1.4, the “Conversion Rate” means, in relation to any currency to be converted into or from RUB as at or on a particular day, the official exchange rate established by the Central Bank of Russia for the exchange of the relevant currency on such day.  Where any Claim refers, or is referable, to any amount that is expressed in a currency other than RUB, then, for the purposes of determining the value or amount of such Claim and whether a monetary limit or threshold set out in this Agreement (including in Clause 12, Clause 13, Schedule 5 or Schedule 7) has been reached or exceeded (as the case may be), such non-RUB amount shall be converted into RUB by reference to the Conversion Rate on the date of the Claim Notice from the Claimant

Party to the Respondent Party of such Claim (or, if such day is not a Business Day, on the Business Day immediately preceding such day).
2.Sale and purchase of the Relevant Shares
2.1On and subject to the provisions of this Agreement, at Closing:
(a)	Digital Assets hereby sells, and Sberbank shall procure that Digital Assets sells, and YNV hereby purchases, the YM Shares; and
(b)	YNV hereby agrees to sell, and Digital Assets shall purchase, the YD Share,

in each case, on the basis that the Relevant Shares shall be sold with Full Title Guarantee and free from all Encumbrances and together with all rights and benefits attaching to them as at Closing, including the right to receive all dividends, distributions or any return of capital declared, made or paid on or after Closing.

2.2Each Party hereby irrevocably and unconditionally waives all rights over, or in connection with, any of the Relevant Shares it may have, including any right of pre-emption or other restriction on transfer in respect of any of the Relevant Shares conferred on any Party under the charter, articles of association or other constitutional documents of the Relevant Company, under any of the Terminated Agreements, under Applicable Law, by agreement or otherwise.
2.3Each Party shall procure that, no later than Closing, any and all such rights over, or in connection with, any of the Relevant Shares conferred upon or held by any other person are waived so as to permit the sale and purchase of the Relevant Shares under this Agreement on Closing, with the Relevant Seller holding all of the right, title and interest in the Relevant Shares, free from all Encumbrances.
2.4Without limiting the generality of Clauses 2.2 and 2.3:
(a)	each of the parties to the YM SHA hereby irrevocably consents to the YM Transaction for the purposes of the YM SHA (including clause 22.1 thereof) and the YM Articles (including article 13, paragraph 2, thereof); and
(b)	each of the parties to the YD SHA hereby irrevocably consents to the YD Transaction for the purposes of the YD SHA (including clause 17.1 thereof) and the YD Charter.
2.5No Relevant Purchaser shall be obliged to complete the purchase of any of the Relevant Shares unless the purchase of all the Relevant Shares with respect to such Relevant Purchaser is completed simultaneously in accordance with this Agreement, but completion of the purchase of some of the Relevant Shares with respect to such Relevant Purchaser will not affect the rights of such Relevant Purchaser with respect to the purchase of the remaining Relevant Shares.
2.6Save with respect to the steps set out in Clause 7.1 which shall take place on the Russian SPA Signing Date, and the notification of the USRLE Extract in accordance with Clause 7.2, all other steps to complete the YM Transaction and the YD Transaction shall each occur simultaneously, or as simultaneously as possible, on the Closing Date (or otherwise in the order specified in paragraph 2 of Schedule 1 on the Closing Date), and no Party shall be obliged to complete the YD Transaction on the Closing Date unless the YM Transaction is also completed on the Closing Date, and vice versa.  Closing shall not occur or be deemed to occur unless both the YM Transaction and YD Transaction have been completed, and all of the actions set out in Clauses 7.1 and 7.2, and all of the Closing Actions, have been performed or otherwise satisfied, in accordance with Clause 7.
3.Consideration

Consideration for the Relevant Shares

3.1The consideration for the sale and purchase of:
(a)	the YM Shares shall be an amount in RUB equal to RUB [***] (the “YM Consideration”); and
(b)	the YD Share shall be an amount in RUB (converted from USD at the average USD / RUB exchange rate determined by the Central Bank of Russia for [***] period ending on the [***] prior to the Closing Date) equal to:
(i)	USD [***] (the “YD Initial Consideration”); plus
(ii)	interest on the amount of the YD Initial Consideration at the rate of [***]% per annum (pro-rated for any interest period of less than 12 months) during the period from (and including) [***] to (and including) the Closing Date, such interest to be calculated and to accrue on a 12-month basis (each such 12-month interest period to commence on 5 July in one year and to end on 4 July of the immediately following year) and to be compounded at the end of each complete 12-month period,

(the aggregate of the YD Initial Consideration and such interest being the “YD Consideration”),

with the Consideration being payable in accordance with Clause 3.2.

Set off of Consideration and payment of Consideration Balance

3.2Each of YNV and Digital Assets agrees, acknowledges and undertakes that:
(a)	on the Closing Date, Digital Assets is obliged to pay to YNV an amount in RUB equal to [***], and YNV is obliged to pay to Digital Assets an amount in RUB equal to [***], with payment of such amounts to be satisfied and discharged in accordance with this Clause 3.2;
(b)	in order to simplify the payments of Consideration on the Closing Date, the amounts referred to in Clause 3.2(a) shall be set off against each other on the

Closing Date, such that on the Closing Date YNV shall be obliged to pay to the DA Account an amount in RUB equal to [***], such [***] to be paid in accordance with Clause 3.2(c) and paragraph 2.1 of Schedule 1;
(c)	in accordance with and at the time stated in paragraph 2.1 of Schedule 1, YNV shall procure the payment to the DA Account of an amount in RUB equal to [***] and each of Digital Assets and Sberbank expressly acknowledges that the debiting of such amount from the JPM Correspondent Account or the crediting of such amount to the DA Account, in either case, shall be an effective discharge of the obligation of YNV under this Agreement to pay such amount to Digital Assets and neither YNV nor any of its Affiliates shall be concerned to see to the application or be answerable for loss or misapplication of such amount;
(d)	in accordance with and by the time stated in paragraph 2.2 of Schedule 1, Sberbank shall procure that YNV and the Dutch Notary receives the SWIFT Confirmation; and
(e)	subject to and immediately upon:
(i)	an amount in RUB equal to [***] having been debited from the JPM Correspondent Account or having been credited to the DA Account; and
(ii)	YNV and the Dutch Notary having received the SWIFT Confirmation; and
(iii)	the Dutch Notary having executed the Deed of Transfer on behalf of each of YNV, YM and Digital Assets,

the obligation of Digital Assets to pay the YD Consideration and the obligation of YNV to pay the YM Consideration, in each case, under this Agreement shall each be irrevocably satisfied and discharged in full, with no further payments of any Consideration (or part thereof) required to be paid by either Party.

4.Matters to occur on the date of this Agreement
4.1On the date on which this Agreement has been executed by or on behalf of all the Parties, each of the Parties:
(a)	shall duly execute and enter into, or procure the execution and entry into of, each of the Ancillary Agreements to which it is a party, and shall deliver or procure the delivery of a signed counterpart of this Agreement and each such executed Ancillary Agreement to each of the other Parties (or its nominated Representatives); and
(b)	shall procure that there is delivered to each of the other Parties (or its nominated Representatives):
(i)	in the case of any Party with a board of directors, to the extent required pursuant to its constitutional documents, a copy of the written resolution of, or a copy of an extract from the minutes of meeting of, the board of directors of such Party authorising the entry into and execution by it of this Agreement and each of the other Transaction Documents to which it is intended to be a party and performance by it of each of the Transactions to which it is intended to be a party;
(ii)	in the case of any Party with a management board, to the extent required pursuant to its constitutional documents, a copy of the written resolution of, or a copy of an extract from the minutes of meeting of, the management board of such Party authorising the entry into and execution by it of this Agreement and each of the other Transaction Documents to which it is intended to be a party and performance by it of each of the Transactions to which it is intended to be a party;
(iii)	in the case of any Party without a board of directors or to the extent required pursuant to its constitutional documents, a copy of the written resolution of such Party’s shareholder(s) or participant(s) authorising the entry into and execution by it of this Agreement and each of the other Transaction Documents to which it is intended to be a party and performance by it of each of the Transactions to which it is intended to be a party; and
(iv)	a copy of a power of attorney pursuant to which this Agreement and any other Transaction Documents to which it is intended to be a party is, has been or will be executed, or other evidence of the authority of any person executing such documents on behalf of such Party, subject also to YNV, YM and Digital Assets executing and delivering the Dutch Power of Attorney pursuant to paragraph 1.5(d) of Schedule 1.
5.Conditions

Conditions to each Party’s obligation to effect Closing

5.1Closing shall be conditional upon, and the obligation of each Party to effect Closing shall be subject to, the satisfaction at or prior to the Russian SPA Signing Date of each of the following conditions (the “Conditions”) and all of the Conditions remaining satisfied on the Closing Date:
(a)	the FAS Approval having been obtained;
(b)	the KAZ Approval having been obtained;
(c)	[***] having paid to [***], reflecting certain [***];
(d)	no facts, events or circumstances having arisen or occurred which would result in any of the Warranties given as at the date of this Agreement or repeated at Closing being untrue or inaccurate; and

(e)	no Applicable Law and no Sanctions having been issued, enacted or promulgated, having arisen or having come into force following the date of this Agreement (whether temporary, preliminary or permanent) pursuant to or as a consequence of which:
(i)	the entering into or performance of any Transaction Document by any Party, the consummation of any of the Transactions by any Party, the sale or acquisition of any Share or the payment or receipt of any part of the Consideration, in either case, would be unlawful, prohibited, restricted or limited or would result in the violation of any Sanction by, or the likely imposition of any Sanction on or with respect to, any member of the YM Group or the YNV Group;
(ii)	the further operations after Closing of any member of the YD Group or any member of the YM Group would be prohibited or materially restricted; or
(iii)	any member of the YD Group or any member of the YM Group or any Relevant Purchaser or any of its Affiliates would be required to dispose of or separate any material part of its businesses, assets or operations before any of the Transactions could be consummated.

Obligations to procure satisfaction

5.2Each of the Parties shall notify each of the other Parties as promptly as reasonably practicable of any event that would result, or would reasonably be likely to result, in any of the Conditions failing to be satisfied on or before the Russian SPA Signing Date or the Closing Date.
5.3Each of the Parties shall (and shall procure that its Affiliates and Representatives shall):
(a)	co-operate fully with each of the other Parties in relation to the timely preparation, submission and pursuit of all clearance applications and filings required in connection with satisfying the Conditions and the taking of all other steps or actions as may be necessary or desirable to obtain all consents, approvals or actions in order to satisfy or fulfil the Conditions as soon as possible after the date of this Agreement and responding to any request for information promptly and in any event in accordance with any relevant time limit; and
(b)	promptly notify the other Parties of any communication (whether written or oral) from any Authority with respect to any of the Conditions or the Transactions, and keep the other Parties reasonably informed of the progress of any notification or filing and providing such assistance as may reasonably be required in relation thereto.
5.4Without limiting the generality of Clauses 5.2 and 5.3, YNV shall:

(a)	use its reasonable efforts to ensure that each of the Conditions in Clauses 5.1(a), 5.1(b) and 5.1(c) is satisfied as soon as practicable after the date of this Agreement and in any event before the Long Stop Date or (if Clause 5.8 applies) before the Extended Long Stop Date;
(b)	be responsible for preparing any applications or filings contemplated or required to be made to satisfy or fulfil the Conditions in Clause 5.1(a) and Clause 5.1(b);
(c)	keep Sberbank (or its nominated advisers) reasonably informed in respect of the same, including by providing Sberbank (or its nominated advisers) with draft copies of all submissions and material communications intended to be sent to any Authority or other persons and allowing Sberbank a reasonable opportunity to provide comments on such submissions and communications before they are submitted or sent, and providing Sberbank (or its nominated advisers) with copies of all submissions, written responses and communications in the form submitted or sent to, or received from, any Authority (save that business secrets and other confidential material may be redacted); and
(d)	provide to Sberbank (or its nominated advisers) promptly (and in any event within [***]following receipt) a copy of the FAS Approval and the KAZ Approval or other document pertaining to the satisfaction of any Condition in Clause 5.1(a) or Clause 5.1(b) or a copy of any other communication from any relevant Authority pertaining to the FAS Approval or the KAZ Approval that has been applied for, including any approval from any Authority with respect to the YM Transaction that is subject to any conditions, qualifications, obligations or other commitments.
5.5Without limiting the generality of Clauses 5.2 and 5.3, Sberbank and YM shall provide to YNV such information, documents and assistance as is reasonably requested by YNV for the purpose of preparing the applications or filings contemplated or required to be made to satisfy or fulfil the Conditions in Clause 5.1(a) and Clause 5.1(b).
5.6No Party shall (and each Party shall procure that none of its Affiliates shall) take any action after the date of this Agreement that could reasonably be expected to frustrate or delay the obtaining of (or result in not obtaining) the FAS Approval or the KAZ Approval or to result in any of the Conditions failing to be satisfied prior to the Closing Date.

Waiver

5.7Each of the Conditions may be waived or varied (in whole or in part) with the prior written consent of YNV and Sberbank (any such consent to be in the sole discretion of each such Party and subject to whatever conditions or qualifications it may determine in its sole discretion).  Sberbank may at any time in its sole discretion waive in whole or in part and conditionally or unconditionally the Condition set out in Clause 5.1(c) by notice in writing to YNV.  YNV may at any time in its sole discretion waive in whole or in part and conditionally or unconditionally the Condition set out in Clause 5.1(b) by notice in writing to Sberbank.

Extension of Long Stop Date

5.8If, by 23.59 (Moscow time) on the Long Stop Date, the Conditions in Clause 5.1(a) and Clause 5.1(b) have not been satisfied (or waived by YNV in the case of the Condition in Clause 5.1(b)), but each of the Conditions in 5.1(c) to 5.1(e) (inclusive) has been satisfied or remains satisfied (or otherwise has been waived in writing by YNV and Sberbank pursuant to Clause 5.7), then the Parties’ obligations set out in Clauses 5.2 to 5.6 (inclusive) with respect to the satisfaction of such Conditions shall remain in full force and effect until [***] (the “Extended Long Stop Date”).

Termination if Conditions not satisfied by Long Stop Date or Extended Long Stop Date

5.9If all of the Conditions have not been or fail to be satisfied (or have not been waived in writing by YNV and Sberbank pursuant to Clause 5.7) on or before 23.59 (Moscow time) on the Long Stop Date (or the Extended Long Stop Date if Clause 5.8 applies), either YNV or Sberbank shall be entitled, at any time thereafter, to elect to terminate this Agreement by written notice to the other Party.  Upon receipt of such notice, this Agreement shall automatically terminate, in which event, the provisions of Clause 5.10 shall apply.

Effect of termination

5.10Upon termination of this Agreement pursuant to Clause 5.9, 7.4 or 7.9, all provisions of this Agreement (other than the Surviving Provisions and Clause 5.9, this Clause 5.10 and Clause 7.4 or 7.9 (as applicable)) shall terminate and be of no further force or effect, but such termination shall not affect any rights, obligations or liabilities of any of the Parties arising or accruing under this Agreement before such termination.

No other rights to terminate or rescind

5.11Subject to Clauses 5.9, 7.4 and 7.9, no Party shall have any right (including any right under common law or any right in respect of claims arising under or in connection with this Agreement, other than in the case of fraud) to delay or defer Closing or either before or after Closing to rescind or terminate or fail to perform this Agreement.
6.Post-signing [***]

Definitions

6.1For the purposes of this Clause 6:
(a)	“[***]” means any company, from time to time, (i) in relation to which YNV Group owns no less than [***]% of its issued, voting share capital and (ii) whose business in any prior [***] period [***] (together with any entities Controlled by such company) and where [***] of such company (together with any entities Controlled by such company) generated from [***] during any prior [***]period constitutes more than [***]% of the [***] generated by such company and any entities Controlled by it (taken as a whole) during the same [***] period provided always that any company (including any [***]) which [***] or is [***] in any [***] and any company involved in [***] shall not be deemed to be a [***], except where YNV Group owns no less than [***]% of the issued, voting share capital of such company and it otherwise falls within the foregoing provisions of this definition;
(b)	“[***]” means any [***] and any entities Controlled by it, from time to time, and “[***]” means a member of the FinServ Group from time to time; and
(c)	“[***]” means:
(i)	with respect to the period prior to Closing, a period ending on the earlier of:
(A)	the Closing Date (inclusive);
(B)	the date on which this Agreement is terminated pursuant to Clause 5.9, 7.4 or 7.9; and
(C)	the expiry of the [***] period following the date of this Agreement, which period shall be automatically extended for a further [***] period unless Sberbank or YNV objects to such extension in writing to the other at least [***] prior to expiry of the initial [***] period or any subsequent [***] period, provided always that (i) this period shall expire and terminate earlier if agreed in writing by Sberbank and YNV; and (ii) if Closing occurs, any expiry of the [***] prior to the Closing Date pursuant to this Clause 6.1(c)(i)(C) shall be without prejudice to the [***] that shall commence on the Closing Date pursuant to Clause 6.1(c)(ii); and
(ii)	with effect on and following the Closing Date:
(A)	the period ending on [***] with respect to compliance by any [***] and by [***] in relation to the restrictions that apply to them in Clause 6.2 or 6.3 (as the case may be); and
(B)	the period ending on [***] with respect to compliance by YNV and Sberbank and their respective Affiliates in relation to the restrictions that apply to them in Clause 6.2 or 6.3 (as the case may be).

[***]

6.2Subject to the remaining provisions of this Clause 6, with effect from the date of this Agreement until the expiry of the [***] covenants to [***] that [***] shall (and

[***] shall procure that no [***]shall and no member of the [***] with, any [***] provided that such restriction shall cease to apply with respect to [***]upon the expiry of a period of [***]following the time at which [***] and [***] has been terminated.
6.3Subject to the remaining provisions of this Clause 6, with effect from the date of this Agreement until the expiry of the [***] covenants to [***] that no member of the [***] shall (and [***] shall procure that no member of the [***] shall and that neither [***] nor any of its or their respective Affiliates shall) [***], or enter into [***] with, any [***] provided that (a) such restriction shall cease to apply with respect to [***] upon the expiry of a period of [***] following the time at which such [***] and [***] has been terminated; and (b) [***] obligations to procure compliance by [***] and its Affiliates with such restriction shall only apply from the time at which [***] (directly or indirectly) has an interest of no less than [***]% in the share capital of [***].

[***]

6.4With effect from the date of this Agreement and for such time as [***] applies, each of the Parties hereby agrees that the restrictions contained in [***] shall supersede and replace any other [***], including any such obligations contained in any Terminated Agreements or ancillary agreements referred to therein [***] and all [***] shall cease to apply during the [***], and that no person may make any claim under or in relation to [***].
6.5Upon expiry of the relevant [***] with respect to any Party or other person, if Closing has not occurred on or before such expiry, the Previous [***] shall again apply and become fully enforceable with respect to such Party or other person, provided that, if Closing does subsequently occur, the [***] shall terminate at Closing in accordance with Clause 8.1(c) and the [***] shall commence on the Closing Date in accordance with Clause  6.1(c)(ii).

[***]

6.6If:
(a)	[***] by any member of the [***] in non-compliance with [***] shall be entitled to demand that [***] shall pay to [***]; or
(b)	a [***] by any member of the [***] or any of its or their respective Affiliates in non-compliance with Clause 6.3, [***] shall be entitled to demand that [***] shall pay to [***],

in either case, within [***] of receipt of written demand, the following amount(s):

(c)	with respect to the [***] in respect of [***], an amount equal to [***]; and

(d)if non-compliance under Clause 6.2 or 6.3 (as the case may be) occurs with respect to [***], then no further payments shall be due under Clause 6.6(c), but a single amount in RUB shall be payable, being the aggregate of:
(i)	the amount calculated in accordance with the following formula:

[***]

[***]

[***]

[***]

[***]

[***]

[***]

(ii)	less any amount already actually paid by the relevant payer pursuant to Clause 6.6(c) to the extent that non-compliance with respect to the first [***].
6.7Each of the Parties agrees that the amount of [***] provided for in Clause 6.6 is reasonable and proportionate to [***] (in the case of the restriction in Clause 6.2) and of [***] (in the case of the restriction in Clause 6.3), and to protect [***] (as the case may be) with respect to [***] (as applicable), and the amount of [***] to compensate such Parties (the “Receiving Parties”) in connection with such non-compliance (and each Party hereby irrevocably covenants not to assert to the contrary), including compensation with respect to the following categories of expenses and losses:

[***]

6.8A claim for [***] pursuant to [***] shall be the sole and exclusive remedy of any Party with respect to any breach of, or non-compliance with, Clause 6.2 or 6.3.

Separate restrictions

6.9Each of the restrictions in Clauses 6.2 and 6.3 shall be enforceable independently of each other and its validity shall not be affected if any other is invalid.
6.10Each undertaking contained in Clause 6.2 and in Clause 6.3 shall be construed as a separate undertaking and, if one or more of the undertakings in any such Clause is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade, the remaining undertakings in such Clause shall continue to bind the relevant party.
6.11Each Party agrees that the restrictions in Clauses 6.2 and 6.3 are reasonable and are entered into for the purpose of [***] (in the case of the restriction in Clause 6.2)

and of [***] (in the case of the restriction in Clause 6.3) and shall be binding on them in all circumstances.
6.12If any of restrictions in Clauses 6.2 and 6.3 is held at any time to be illegal, void, invalid or unenforceable in whole or in part under any Applicable Law in any jurisdiction, the provisions of Clause 23 shall apply.

[***]

6.13Each Party agrees, acknowledges, confirms and undertakes that:
(a)	such Party shall not, either by itself or through any person (including any of its Representatives) whether acting in concert with it, acting on behalf of it or otherwise, take any step towards, or otherwise support, encourage or assist, any claim in, or any application or petitioning for any judgement, injunction, order or other remedy in, any court of any jurisdiction or any arbitral tribunal:
(i)	to [***] of, any Transaction or any Transaction Document or any provision of it, including [***] contained in [***] (or any part of it) or [***] contained in [***] (or any part of it) or [***], except in relation to [***], or in accordance with [***] contained in [***], (but, for the avoidance of doubt, not in relation to [***]) relating to the [***]; or
(ii)	that is inconsistent with or otherwise does not comply with, the provisions of [***],

including (without prejudice to the generality of the foregoing) not invoking or exercising (or attempting to do so) any right it may have under any provision of Article 248.1 or 248.2 of the Arbitration Procedure Code of the Russian Federation (as any such provision may be amended, revised, supplemented or replaced from time to time) to claim that [***] or that [***] or that [***];

(b)	all Disputes shall always be referred to and finally resolved by confidential arbitration pursuant to Clause 30; and
(c)	with respect to [***], such Party shall not, and hereby waives to the fullest extent permitted by any relevant Applicable law, any right it may have to, challenge any part of such arbitration proceedings (including any challenge to the appointment or authority of any arbitrator) or to challenge, annul, set aside or vacate any award on any grounds (including on the grounds that the award is against public policy), in each case, in any court of any jurisdiction, other than [***].
6.14An “[***]” shall be deemed to occur if a Party (the “Defaulting Party”) takes, procures or permits the taking of any action or step that is inconsistent with, or not in compliance with [***].
6.15In addition to and without prejudice to all other rights that the Non Defaulting Party may have under this Agreement, Applicable Laws or otherwise ([***], upon or at any time following the occurrence of an [***] (the “Non Defaulting Party”) shall be entitled to serve written notice [***] requiring the [***] and that this Agreement [***] be [***] in each case, within [***] of receipt of such notice.  If the [***] remains in effect and [***], the Non-Defaulting Party may [***] an amount equal to [***] within [***].  Each of the Parties agrees [***].
6.16In addition to and without prejudice to all other rights that the Non Defaulting Party may have under this Agreement, Applicable Laws or otherwise (including pursuant to [***]), each Defaulting Party hereby undertakes to [***] the Non Defaulting Party [***] as a result of or in connection with [***], including (a) any and [***] and (b) any [***], except that, to the extent that the Non Defaulting Party has actually received from the Defaulting Party [***], the Non Defaulting Party and its Affiliates shall only be [***] if [***] actually received, [***].

Obligation not to terminate certain Ancillary Agreements

6.17Each of Sberbank, Digital Assets and each member of the YD Group undertakes to the YNV Group to procure that:
(a)	none of the YD Ancillary Agreements referred to in Schedule 5 as Exhibits YD 8 shall be terminated unilaterally by the relevant member of the YD Group that is a party to it before at least the date falling [***] following the Closing Date; and
(b)	none of the YD Ancillary Agreements referred to in Schedule 5 as Exhibits YD 9 to YD 23 (inclusive) shall be terminated unilaterally by the relevant member of the YD Group that is a party to it, other than in accordance with its terms.
6.18Sberbank undertakes to the YNV Group not to unilaterally terminate any of the YM Ancillary Agreements referred to in Schedule 7 as Exhibits YM 7 to YM 21 before at least the date falling [***] following the Closing Date and shall continue to provide the relevant services under such agreements in at least the same volume and scope and on at least the same commercial terms as the services were provided to the YNV Group immediately prior to Closing.
6.19Sberbank undertakes to the YNV Group not to unilaterally terminate any of the Sberbank Pickup Points Lease Agreements before at least the date falling [***] following the Closing Date, and that any notice to terminate (which shall be in writing) shall not be served on YMLLC prior to the expiry of such [***] period and any termination pursuant to any such notice shall require at least [***] notice.  Sberbank undertakes to the YNV Group to procure that Barus LLC shall not unilaterally terminate any of the Barus LLC Agreements before at least the date falling [***] following the Closing Date, and that any notice to terminate (which shall be in writing) shall not be served on YMLLC prior to the expiry of such [***] period and any termination pursuant to any such notice shall require at least [***] notice.  Sberbank’s aggregate liability in relation to this Clause and the YM Ancillary Agreement referred to in Schedule 7 as Exhibit YM 3 shall not exceed RUB [***].

Right to terminate certain YM Ancillary Agreements

6.20Each member of the YNV Group that is a party to each of the YM Ancillary Agreements referred to in Schedule 7 as Exhibits YM 7 to YM 21 shall be entitled to terminate any such YM Ancillary Agreement unilaterally, by service of notice on Sberbank and any termination pursuant to any such notice shall require at least 30 calendar days’ notice.

Translations of Ancillary Agreements

6.21Each of the Parties shall use its respective reasonable endeavours to agree, prior to Closing, an English translation of each of the Ancillary Agreements to which it is a party, with the form of any such agreed translation being for informational purposes only.

Waiver [***]

6.22With effect from the date of this Agreement, and subject to [***], each of YNV and YM hereby confirms that any execution and/or performance by [***] pursuant to which, subject to the satisfaction of certain conditions precedent, [***] shall not constitute a breach by [***] provided that:
(a)	the execution by, and entry into by, [***] of all legally binding documentation [***] occurs no earlier than the [***] following the date of this Agreement;
(b)	any public announcement, press release or other public comment [***], shall not be made earlier than the [***] following [***] except that an announcement [***] may be made at any time if required by:
(i)	any Applicable Law; or
(ii)	the rules and regulations of any securities exchange or any Authority to which the entity making the announcement is subject or submits, wherever situated,

provided that such entity shall to the extent permitted by Applicable Law have first [***], before making such announcement;

(c)	[***]; and
(d)	prior to Closing, [***] shall not [***] except where [***] not prohibited by the YM SHA.
6.23The waiver [***] shall be of no further force or effect [***] if:
(a)	[***]; and

(b)	any breach of any provision of Clauses 6.22(a) to 6.22(d) (inclusive) occurs, in which case, the cessation of the waiver set out in this Clause 6.23 shall be without prejudice to any accrued rights or liabilities of any Party.

Provision of YM information

6.24Certain regular information shall cease to be provided as follows:
(a)	the pack of update information provided each month to the board of directors of YM shall cease to be provided to the YM directors nominated by Digital Assets with effect from the date of this Agreement;
(b)	the financial and operating data provided regularly to the designated operational team within Digital Assets shall cease to be provided to them with effect from the date of this Agreement provided always that monthly management consolidated financial accounts without operational data or forecasts shall continue to be provided until Closing; and
(c)	the pack of information provided each quarter to the board of directors of YM shall cease to be provided to the YM directors nominated by Digital Assets with effect from Closing,

provided that if this Agreement terminates in accordance Clause 5.9, 7.4 or 7.9 then the information referred to in paragraphs (a) and (b) above shall recommence being provided as from the date of such termination.

6.25YM shall continue to provide to Digital Assets such financial information as may be required in order for Sberbank and Digital Assets to comply with its reporting obligations (provided that any information requested by Digital Assets, and required to be provided by YM, shall be limited to the minimum information strictly necessary in order to comply with the applicable reporting requirements under Applicable Law and applicable accounting rules) and YM shall ensure that YM’s auditor cooperates with Sberbank’s and Digital Assets’ auditors in relation thereto.

Intellectual property comprising components of [***]

6.26After the date hereof, YD shall be entitled to update the list of programs and services comprising [***] (as such term is defined in the YD Ancillary Agreement referred to in Schedule 5 as Exhibit YD 1) to be used for the purposes of the YD Ancillary Agreement referred to in Schedule 5 as Exhibit YD 1, provided that such list shall not include any Components that do not relate to [***] (as such term is defined in the YD Ancillary Agreement referred to in Schedule 5 as Exhibit YD 1), including, without limitation, [***] (the “Updated Program Components List”), and YD shall provide such Updated Program Components List to YLLC for review as soon as reasonably possible.
6.27YLLC shall be entitled to audit YD Group’s software, programs and services used by the YD Group at any time before [***] within the scope and time periods agreed between YLLC and YD acting reasonably.

6.28Each of YLLC and YD shall use all respective reasonable endeavours (but YLLC shall not be obliged) to agree, prior to Closing, the Updated Program Components List for the purposes of extending the license provided by YLLC to YD under the YD Ancillary Agreement referred to in Schedule 5 as Exhibit YD 1 to cover such Updated Program Components List by way of an amendment thereto.
6.29YD hereby agrees that no later than [***] after Closing it shall (and shall procure that each of its respective Affiliates shall) permanently delete any Components that [***] (as such term is defined in the YD Ancillary Agreement referred to in Schedule 5 as Exhibit YD 1).  On or before the expiry of the [***] period following the Closing Date (or upon full deletion of such Components in accordance with this Clause, if earlier), YD shall provide written confirmation to YLLC that all such Components required to be deleted pursuant to this Clause have been so permanently deleted.
7.Closing

Execution of the Waiver Letter and the Russian SPA

7.1On the [***] following the day on which each of the Conditions set out in Clause 5.1(a), 5.1(b) and 5.1(c) has been satisfied and remains satisfied (or has been waived (if applicable) pursuant to Clause 5.7), or on such other Business Day as may be agreed in writing between YNV and Sberbank, (the “Russian SPA Signing Date”) provided that, on such Business Day, each of the Conditions in Clauses 5.1(d) (Warranties) and 5.1(e) (Applicable Laws) remains satisfied (or, if any such Condition is not satisfied, it has been waived in writing by YNV and Sberbank pursuant to Clause 5.7):
(a)	YNV, Sberbank and YD shall duly execute the Waiver Letter in the presence of the Russian Notary;
(b)	(subject to the Waiver Letter having duly executed by each of YNV, Sberbank and YD) YNV and Digital Assets shall (and Sberbank shall procure that Digital Assets shall) duly execute the Russian SPA in the presence of the Russian Notary;
(c)	YNV and Digital Assets shall procure that the Russian Notary:
(i)	immediately following execution of the Russian SPA on the Russian SPA Signing Date, submits an electronic application to the Russian Federal Tax Service for amendments to be made in the USRLE to reflect the transfer of the YD Share from YNV to Digital Assets; and
(ii)	notifies YD of the execution the Russian SPA.
7.2Each of YNV, Sberbank and Digital Assets shall notify each other in writing promptly (and in any event within [***]) following such Party receiving an extract from the USRLE that confirms that the transfer of the YD Share to Digital Assets has been registered in the USRLE (the “USRLE Extract”), whether such Party obtains such USRLE Extract itself or from the Russian Notary.

7.3Prior to the execution of the Russian SPA:
(a)	YNV shall deliver to the Russian Notary (with a copy to Digital Assets) such documents as the Russian Notary requires in order to:
(i)	establish that YNV has title to the YD Share and that the YD Share was fully paid by YNV; and
(ii)	confirm that the person that executes the Waiver Letter and the Russian SPA on behalf of YNV is duly authorised to do so;
(b)	Digital Assets shall (and Sberbank shall procure that Digital Assets shall) deliver to the Russian Notary (with a copy to YNV) such documents as the Russian Notary requires in order to confirm that the person that executes the Waiver Letter and the Russian SPA on behalf of Digital Assets is duly authorised to do so; and
(c)	YD shall deliver to the Russian Notary (with a copy to YNV and Digital Assets) such documents as the Russian Notary requires in order to confirm that the person that executes the Waiver Letter on behalf of YD is duly authorised to do so.

Failure to execute Waiver Letter or Russian SPA on Russian SPA Signing Date or failure to obtain USRLE Extract

7.4If:
(a)	on the Russian SPA Signing Date, YNV fails to execute the Waiver Letter and/or the Russian SPA in accordance with its obligations in Clauses 7.1(a) and 7.1(b), Sberbank shall be entitled by written notice to YNV;
(b)	on the Russian SPA Signing Date, Sberbank fails and/or YD fails to execute the Waiver Letter in accordance with its obligations in Clause 7.1(a) and/or Digital Assets fails to execute the Russian SPA in accordance with its obligations in Clause 7.1(b), YNV shall be entitled by written notice to Sberbank; or
(c)	the Waiver Letter has been executed in accordance with Clause 7.1(a) and the Russian SPA has been executed in accordance with Clause 7.1(b), but YNV and Digital Assets fail to receive the USRLE Extract on or before 23.59 Moscow time on the [***] following the Russian SPA Signing Date, either YNV or Sberbank shall be entitled, by written notice to the other, to elect to terminate this Agreement with effect from the date of receipt of such termination notice and, upon such termination, the provisions of Clause 5.10 shall apply, provided that, if termination has occurred in accordance with Clause 7.4(c), within [***] of the date of receipt of such termination notice, each of YNV and Digital Assets shall (and Sberbank shall procure that Digital Assets shall) take, and procure the taking of, all such actions and steps as are necessary in order to unwind, cancel and terminate the YD Transaction and to effect the transfer back to YNV from Digital

Assets (and any other person(s) to whom Digital Assets may have transferred the YD Share or any portion of it or any rights, title or interest in it) of the YD Share and any rights, title and interest that Digital Assets (and any transferee(s)) may have with respect to the YD Share, including:

(d)	the execution by YNV and Digital Assets (and any transferee(s)) in the presence of the Russian Notary of a sale and purchase agreement in substantially similar form to the Russian SPA and the cancellation and withdrawal of the application to the Russian Federal Tax Service for amendments to be made in the USRLE; and
(e)	to the extent that a USRLE Extract is received by YNV or Digital Assets after such date of termination which reflects Digital Assets (and any transferee(s)) as being the holder of the YD Share, YNV and Digital Assets shall procure that a further application is made to the Russian Federal Tax Service for amendments to be made in the USRLE to show YNV as being the holder of the YD Share.

Closing Date determination

7.5The “Closing Date” shall be:
(a)	the [***] Business Day following the Business Day on which each of YNV and Digital Assets receives (or is deemed to receive in accordance with this Clause) the USRLE Extract (and if any such Party receives the USRLE Extract on a day that it not a Business Day, or outside of Working Hours on a Business Day, receipt of the USRLE Extract shall be deemed to occur for the purposes of this Clause at 8.00 a.m. Moscow time on the Business Day immediately following such day); or
(b)	such earlier Business Day as may be agreed in writing between YNV and Sberbank,

provided that, on such Business Day, each of the Conditions in Clauses 5.1(d) (Warranties) and 5.1(e) (Applicable Laws) remains satisfied (or, if any such Condition is not satisfied, it has been waived in writing by YNV and Sberbank pursuant to Clause 5.7).

Closing Actions

7.6On the Closing Date, each of the Parties shall perform or comply with (or procure the performance or compliance of) each of the actions or steps expressed to relate to it as set out in Schedule 1 (such actions and steps being the “Closing Actions”), with the Closing Actions set out in paragraph 2 of Schedule 1 being required to be performed or complied with in the order specified in such paragraph 2.
7.7Closing shall only have occurred when:
(a)	all of the actions set out in Clauses 7.1 and 7.2 have been performed or otherwise complied with by the relevant Parties; and

(b)	all of the Closing Actions have been performed or otherwise complied with by the Parties pursuant to Clause 7.6 and Schedule 1.

Failure to perform Closing Actions or failure of Closing Date to occur

7.8If Closing does not take place on the Closing Date because:
(a)	any of the Sberbank Parties or any member of the YD Group has failed to perform any of its Closing Actions pursuant to Clause 7.6 and Schedule 1 on the Closing Date (in circumstances where the YNV Parties and each member of the YM Group has satisfied or performed its Closing Actions or (in the case of those Closing Actions set out paragraph 2 of Schedule 1 which are required to be performed in the order set out therein) would have been in a position to do so with respect to any subsequent Closing Action had the defaulting Sberbank Party or member of the YD Group not failed to have satisfied or performed the relevant preceding Closing Action), then YNV may by written notice to Sberbank; or
(b)	any of the YNV Parties has failed to perform any of its Closing Actions pursuant to Clause 7.6 and Schedule 1 on the Closing Date (in circumstances where the Sberbank Parties and each member of the YD Group and YM Group has satisfied or performed its Closing Actions or (in the case of those Closing Actions set out paragraph 2 of Schedule 1 which are required to be performed in the order set out therein) would have been in a position to do so with respect to any subsequent Closing Action had the defaulting YNV Party not failed to have satisfied or performed the relevant preceding Closing Action), then Sberbank may by written notice to YNV, elect to either:

(c)	proceed to Closing to the extent reasonably practicable (without limiting its rights under this Agreement with respect to any such failure); or
(d)	defer Closing to a later Business Day that is within [***] after the original Closing Date (in which event any reference in this Agreement to “Closing Date” shall refer to such later Business Day).
7.9If:
(a)	Closing does not take place on any deferred Closing Date following an election being made pursuant to Clause 7.8(d) because:
(i)	any of the Sberbank Parties or any member of the YD Group has failed to perform any of its Closing Actions pursuant to Clause 7.6 and Schedule 1 on the deferred Closing Date (in circumstances where the YNV Parties and each member of the YM Group has satisfied or performed its Closing Actions or (in the case of those Closing Actions set out paragraph 2 of Schedule 1 which are required to be performed in the order set out therein) would have been in a position to do so with respect to any subsequent Closing Action had the defaulting Sberbank Party or member of the YD Group not failed to have satisfied or performed the relevant preceding Closing Action), then YNV may by written notice to Sberbank; or
(ii)	any of the YNV Parties has failed to perform any of its Closing Actions pursuant to Clause 7.6 and Schedule 1 on the deferred Closing Date (in circumstances where the Sberbank Parties and each member of the YD Group and YM Group has satisfied or performed its Closing Actions or (in the case of those Closing Actions set out paragraph 2 of Schedule 1 which are required to be performed in the order set out therein) would have been in a position to do so with respect to any subsequent Closing Action had the defaulting YNV Party not failed to have satisfied or performed the relevant preceding Closing Action), then Sberbank may by written notice to YNV; or
(b)	on the Business Day determined in accordance with Clause 7.5(a) or 7.5(b), either or both of the Conditions in Clauses 5.1(d) (Warranties) and 5.1(e) (Applicable Laws) has ceased to be satisfied on or following the Russian SPA Signing Date and such Condition has not been waived in writing by YNV and Sberbank pursuant to Clause 5.7, either YNV or Sberbank may by written notice to the other, elect to terminate this Agreement with effect from the date of receipt of such termination notice and, upon such termination, the provisions of Clause 5.10 shall apply, provided that within [***] of the date of such termination, each of YNV and Digital Assets shall (and Sberbank shall procure that Digital Assets shall) take, and procure the taking of, all such actions and steps as are necessary in order to unwind, cancel and terminate the YD Transaction and the YM Transaction (including all steps and actions that have occurred to implement any of the Sale Transactions) and to put each of YNV and Digital Assets in the position they would have been in had the Waiver Letter and the Russian SPA not been executed, had the transfer of the YD Share not been registered with the USRLE and had none of the Closing Actions been performed, including:

(c)	effecting the transfer to YNV from Digital Assets (and any other person(s) to whom Digital Assets may have transferred the YD Share or any portion of it or any rights, title or interest in it) of the YD Share (together with all rights, title and interest that Digital Assets (and any transferee(s)) may have with respect to the YD Share), including the execution by YNV and Digital Assets (and any transferee(s)) in the presence of the Russian Notary of a sale and purchase agreement in substantially similar form to the Russian SPA and procuring that the Russian Notary submits an electronic application to the Russian Federal Tax Service for amendments to be made in the USRLE to reflect the transfer of the YD Share to YNV; and
(d)	if YNV has paid the Consideration Balance to Sberbank in accordance with Clause 3.2(c), Sberbank shall procure that, within [***] of the date of such termination, there is paid to YNV an amount in RUB equal to [***], such payment to made in accordance with Clause 15.1 to the relevant YNV bank account as shall be notified in writing by YNV to Sberbank.

Undertaking with respect to use of proceeds

7.10Except as licenced or authorised by all relevant Sanctions Authorities, Sberbank hereby undertakes that it shall not directly or indirectly distribute, provide, use, lend, contribute, or otherwise make available to any person any part of the YM Consideration or other payments received pursuant to this Agreement to fund any activities or business of or with any person, or in any country or territory, that, at the time of such funding, is a Sanctioned Person or a Sanctioned Territory, to the extent such activities or business would (a) be prohibited by Sanctions that apply to any member of the YNV Group, or (b) constitute or cause an unlawful breach of Sanctions by any member of the YNV Group or could result in the imposition of any Sanction on any member of the YNV Group.
7.11As at the date of this Agreement, Sberbank hereby undertakes and confirms that neither it nor any signatory to this Agreement acting on behalf of Sberbank or any of its Affiliates is a Sanctioned Person.
8.Termination of Terminated Agreements and waiver of claims

Terminated Agreements

8.1With effect from and following Closing, each of the Parties irrevocably and unconditionally agrees that each and every provision of each of the Terminated Agreements (whether still to be performed or not), and all transactions pursuant to thereto, including (but not limited to):
(a)	all provisions in any Terminated Agreement that are expressed in such Terminated Agreement as surviving its termination;
(b)	all put and call options or other rights provided for in or contemplated by any Terminated Agreement with respect to any participation interest in YD or any share in the capital of YM;
(c)	(subject to and without prejudice to the provisions of any Transaction Document, including Clause 6) all [***], [***] and other [***] between any of the Parties or concerning YD or YM, including any such obligations contained in any Terminated Agreement and including [***]; and
(d)	all [***] with respect to YM regarding all [***] (as such terms are defined in the YM SHA),

in each case, shall terminate and be of no further force or effect (whether legal, moral or otherwise).

Termination Agreements

8.2Each of the Parties hereby agrees and acknowledges that termination of the relevant Terminated Agreements pursuant to the Termination Agreements with effect from Closing is not conditional upon performance or satisfaction of any the obligations set out in clauses 2.4, 2.6, 2.7, 2.9, 2.10, 2.12, 2.13, 2.14 and 2.15 of the Termination Agreement with respect to the YM Terminated Agreements, or any the obligations set out in clauses 2.5, 2.6, 2.8, 2.9, 2.11, 2.12, 2.14 and 2.15 of the Termination Agreement with respect to the YD Terminated Agreements, and that any failure to perform any or all of such obligations (a) shall not affect the validity or continuation of any termination of any Terminated Agreement provided for by the relevant Termination Agreement, and (b) shall not entitle any party to the relevant Termination Agreement to terminate, rescind or otherwise unwind the relevant Termination Agreement, or any termination of any Terminated Agreement provided for or acknowledged under it, or to seek to do so, and that the only remedy capable of being sought by any party to any Termination Agreement for breach of any such obligation that was owed to it shall be a claim for damages for breach of such obligation.

Employee plans

8.3With effect from Closing:
(a)	no member of the Sberbank Group shall be liable for any obligations under any YM Plan, whether arising before or after Closing;
(b)	no member of the Sberbank Group shall, and no former or current director, officer or employee of any member of the Sberbank Group shall, participate in, benefit from or be entitled to receive any payments under any YM Plan (whether accruing before or after Closing);
(c)	no member of the YNV Group shall be liable for any obligations under any YD Plan, whether arising before or after Closing;
(d)	no member of the YNV Group shall, and no former or current director, officer or employee of any member of the YNV Group shall, participate in, benefit from or be entitled to receive any payments under any YD Plan (whether accruing before or after Closing); and
(e)	each of the Parties agrees that the provisions of Clause 8.4 shall apply with respect to any and all claims of any nature with respect to the YM Plan or the YD Plan (as the case may be).

Waiver and release of claims

8.4With effect from the Closing Date, each of the Sberbank Parties (for and on behalf of itself and its Connected Persons) agrees, covenants and undertakes to each of the YNV Parties and its Connected Persons, and each of the YNV Parties (for and on behalf of itself and its Connected Persons) agrees, covenants and undertakes to each of the Sberbank Parties and its Connected Persons (the Party giving such covenant being a “Waiving Party”, and each Party and its Connected Persons receiving such covenant being a “Beneficiary”) as follows:
(a)	each Waiving Party covenants and undertakes that neither such Waiving Party nor any of its Connected Persons has any Waived Claim against any Beneficiary arising out of, in relation to or in connection with:
(i)	any provision of, or the subject matter of, any Terminated Agreement, including all obligations and other provisions (and subject matter thereof) referred to in Clause 8.1 (other than with respect to and without prejudice to Clause 6);
(ii)	any document, information, notice or agreement entered into, provided or issued (or not entered into, provided or issued) in connection with any of the Terminated Agreements or any of the transactions contemplated thereby;
(iii)	any aspect of the management, business or operations of any member of the YM Group or the YD Group arising during or with respect to the period prior to Closing (subject to and without prejudice to any Tax Claim);
(iv)	the YM Articles, the YD Charter or any other constitutional documents or rules of procedure of any member of the YM Group or the YD Group;
(v)	any YM Plan or YD Plan, or the terms thereof, or any benefits or payments accruing thereunder; or
(vi)	the termination, resignation, removal or replacement of any director, officer, employee or manager of any member of the YM Group or the YD Group on, or at any time prior to, Closing (including any Outgoing Director),

(each such Waived Claim being a “Relevant Claim”);

(b)	each Waiving Party hereby waives and unconditionally and irrevocably releases and discharges (and shall procure that each of its Connected Persons shall unconditionally and irrevocably release and discharge) each of the Beneficiaries (without any admission of liability) from:
(i)	any and all Relevant Claims; and
(ii)	any liability of any kind, whether direct or indirect, foreseen or unforeseen, foreseeable or unforeseeable, known or unknown, contingent or actual, present or future, arising anywhere in the world and arising out of or in connection with any Relevant Claims or relating to any facts or matters whatsoever underlying such Relevant Claims (each a “Relevant Liability”);

(c)	to the extent that any Relevant Claim or any Relevant Liability exists or may exist, each Waiving Party covenants and undertakes to each Beneficiary that this Agreement shall, and does hereby, constitute full, final and irrevocable settlement of any such Relevant Claim or any Relevant Liability;
(d)	each Waiving Party covenants and undertakes to each Beneficiary:
(i)	not to (and shall procure that none of its Connected Persons shall) sue, commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against any Beneficiary any action, suit, claim, investigation, regulatory proceedings or any other proceeding in any jurisdiction whatsoever arising out of, in connection with or relating to any of the matters released and discharged pursuant to Clause 8.4(b); and
(ii)	not to (and shall procure that none of its Connected Persons shall) request, assist or encourage in any way any company or any other person (including any Authority) to take any of the actions described in paragraph (i) above in any jurisdiction whatsoever; and
(e)	each Waiving Party covenants, represents, warrants and undertakes to each Beneficiary that neither such Party nor any of its Connected Persons has assigned, transferred or otherwise disposed of, and will not assign, transfer or otherwise dispose of, any interest in any actual or potential Waived Claim of any kind which it had, has or might have against any person who is or may be entitled to bring a counterclaim arising out of, or in any way connected with, or relating to the matters released and discharged pursuant to Clause 8.4(b).
8.5Each of the Parties agrees to take all steps and to do and execute, or procure to be done and executed, all acts, deeds, documents or things which are reasonably required in order to give effect to this Clause 8.
9.Post Closing obligations

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9.1With effect from Closing [***] undertakes [***] that [***] shall,
(a)	use, rely upon, process, obtain or have access to (or be entitled to use, rely upon, process, obtain or have access to):
(i)	[***];
(ii)	[***]; or
(b)	use, rely upon or process (or be entitled to use, rely upon or process) [***],

(together, “[***]”) unless such use, reliance, processing, obtaining or access of or to [***]:

(x)	by the [***]; or
(y)	by [***] from time to time following Closing,

(together, the “[***]”).

9.2With effect from Closing, [***] undertakes that [***] transfer, make available or disclose to any person [***], except to the extent disclosure of [***] is expressly permitted [***].
9.3With effect from Closing, [***]agrees and acknowledges that, with respect to [***], it shall procure that no member of [***] and no member of [***] shall use, rely upon, process, obtain or have access to any of the [***] (or shall be entitled to do so), unless such use, reliance, processing, obtaining or access is expressly provided for and permitted by an agreement [***].
9.4Upon termination of [***] that provides for or permits the [***] services [***], all such [***] services shall constitute [***].
9.5Subject to the provisions of this Agreement (including Clause 13) and subject to Clause 9.6, with effect from Closing and without prejudice to any other remedy pursuant to any Transaction Document or otherwise, each of [***] undertakes to indemnify and to keep indemnified on demand each member of [***] against and from, and covenants to hold harmless and to pay to each member of the [***] on demand, any and all amounts equal to any and all any [***] suffered or incurred at any time after Closing by any member of the [***] as a result of or in connection with any member of the [***] knowingly [***]  in breach of Clause 9.1 or 9.3, or knowingly [***], including any such [***], including all [***] suffered or incurred [***]: (x) in disputing, defending or settling any [***] claim made by any person as a consequence of [***]; and (b) in bringing any claim under, or in disputing, defending, settling, investigating or providing evidence in connection with establishing its right to be indemnified pursuant to, this [***].
9.6If, after Closing, either [***] in writing that, notwithstanding the provisions of [***] by such member of [***] is not the subject of [***], and, following receipt of such notice, [***] continues to [***], no member of [***] shall be entitled to claim under the indemnity in Clause 9.5 with respect to [***] suffered or incurred as a result of [***] specified in such notice.

[***]

9.7With effect from Closing, [***] that [***] shall,
(a)	use, rely upon, process, obtain or have access to (or be entitled to use, rely upon, process, obtain or have access to):
(i)	[***]
(ii)	[***] or

(b)	use, rely upon or process (or be entitled to use, rely upon or process) [***],

(together, [***]) unless such use, reliance, processing, obtaining or access of or to any [***]:

(x)	by the [***]; or
(y)	by any member of [***] from time to time following Closing,

(together, the “[***]”).

9.8With effect from Closing, [***] undertakes [***], transfer, disclose or make available to any person [***], except to the extent disclosure of [***].
9.9With effect from Closing, [***] agrees and acknowledges that, with respect to [***] it shall procure that no member of the [***] shall use, rely upon, process, obtain or have access to [***] (or shall be entitled to do so), unless such use, reliance, processing, obtaining or access is expressly provided for and permitted by an agreement [***].
9.10Upon termination of [***] that provides for or permits the [***] services [***], all such [***] services shall constitute [***].
9.11Subject to the provisions of this Agreement (including Clause 13) and subject to Clause 9.12, with effect from Closing and without prejudice to any other remedy pursuant to any Transaction Document or otherwise, each of [***] undertakes to indemnify and to keep indemnified on demand each member of [***]  against and from, and covenants to hold harmless and to pay to each member of the [***] on demand, any and all amounts equal to any and all any [***] suffered or incurred at any time after Closing by any member of the [***] as a result of or in connection with any member [***] knowingly [***] in breach of Clause 9.7 or 9.9, or knowingly [***], including any such [***], including [***] suffered or incurred[***]: (x) in disputing, defending or settling any [***] claim made by any person as a consequence of [***]; and (b) in bringing any claim under, or in disputing, defending, settling, investigating or providing evidence in connection with establishing its right to be indemnified pursuant to, [***].
9.12If, after Closing, [***] notifies [***] in writing that, notwithstanding the provisions of [***] by such member [***] is not the subject of [***] and, following receipt of such notice, [***] continues to [***] no member [***] shall be entitled to claim under the indemnity in Clause 9.11 with respect to [***] suffered or incurred as a result of [***] in such notice.

Deletion [***]

9.13Within [***] of the Closing Date, [***] (and shall procure that each of its respective Affiliates shall) permanently delete all [***] shall (and shall procure that each of its respective Affiliates shall) permanently delete all [***] including (x) all copies of all or part thereof and (y) any portion of any [***] included in other media, that the deleting Party is aware of, except that data logs and similar information with respect to the [***].  Prior to the [***] being deleted, no Party shall (and each Party shall procure that any Affiliate shall not) distribute or copy [***] to any Affiliate that does not already possess [***] or to any third party or other person.  On or before the expiry of the [***] period following the Closing Date [***] each of [***]  shall provide written confirmation to the other that all [***]  required to be deleted pursuant to this Clause has been so permanently deleted.  Neither [***] may bring a Claim against [***], and neither [***] may bring a Claim against [***], in either case, for breach of this Clause 9.13 if [***] has not fully performed its obligations under this Clause [***].
9.14With respect to any data relating to [***] (including [***]) that [***] has received directly from the [***] where [***] either within the [***] period prior to Closing or since [***] shall procure that the [***] with respect to [***], such [***] to occur within [***] of the Closing Date, except that such obligation shall not apply to any [***].
9.15With respect to any data relating to [***]  (including [***]) that [***] has received directly from the [***], where [***] within the [***] period prior to Closing or since [***] shall procure that the [***] permanently deletes [***] with respect to each such [***], such [***] to occur within [***] of the Closing Date, except that such obligation shall not apply to any [***].

Use [***]

9.16With effect from Closing until [***], with respect to any [***] that was received directly by a member of the [***] during the [***] period prior to Closing, none of the [***] (and each of [***] shall procure that none of the other [***]) deliberately [***], except that the [***] shall not be prohibited from [***].

No use [***]

9.17Subject to Closing having occurred, with effect from [***], none of the members of [***] (and each of the members of [***] shall procure that none of the other members of [***] shall):
(a)	subject to [***] and the provisions of the [***], use or display for any purposes [***] any of the following [***];
(b)	use, state or mention [***] (whether written, electronic or otherwise)), to [***], except where such indication (x) (i) is merely in the context of describing the factual history of the [***], and [***] or (y) (i) is obligatory [***] pursuant to any mandatory provision of Applicable Law and (ii) such indication shall only be made to the minimum extent strictly necessary in order to comply with such Applicable Law and no greater; and
(c)	file any new trademark application [***].

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9.18With effect from Closing until [***], no member of the YNV Group shall use [***] or any of their direct derivatives, provided that any steps or actions by the [***] shall not constitute a breach of this Clause.
9.19With effect from Closing until [***], no member of [***] shall [***] or any of their direct derivatives, [***] and provided that any steps or actions by the [***] shall not constitute a breach of this Clause.
9.20With effect from Closing [***] shall be permitted to [***]:

[***]

[***] ATMs

9.21With effect from [***] each of [***] undertakes (and shall procure that each other member of [***] undertakes) not to use and to cease using, and no member of [***] shall be entitled to use, [***].

[***]

9.22With effect from Closing, [***] shall be obliged to continue to use, and [***]:

[***]

9.23A Claim pursuant to the YD AA Indemnity in Clause 12.3(f) shall be the sole and exclusive remedy of YD with respect to any breach of [***] by [***], and no member of the [***], shall be entitled to bring any other Claim against, or be entitled to recover any amount (including any losses, damages, expenses, fines, penalties, liabilities or costs) from, any member of the [***] with respect to such breach on any other basis (including any claim for contractual damages for breach of [***]).

[***]

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10.Title and capacity warranties and indemnities

General Warranties

10.1Each Party (a “General Warrantor”) warrants to the other Parties:
(a)	as at the date of this Agreement; and
(b)	as at the Closing Date, by reference to the facts and circumstances then existing and as if any references in the following warranties to the date of this Agreement were references to the Closing Date, in each case, that each of the following warranties is true and accurate:

(c)	such Party is validly incorporated, in existence and duly registered under the Applicable Laws of its jurisdiction of incorporation;
(d)	such Party has the requisite right, power and authority and (where such Party is a Relevant Seller or Relevant Purchaser, subject to the FAS Approval being obtained) has obtained all other applicable governmental, statutory, regulatory or other consents, licences, authorisations, waivers or exemptions required to empower it to enter into and perform this Agreement, the Transactions and each of the other Transaction Documents to which it is a party;
(e)	each of the Transaction Documents to which it is a party constitutes legally valid and binding obligations of such Party, enforceable in accordance with its terms, subject to general principles of equity and applicable bankruptcy, insolvency, reorganisation, moratorium and similar Applicable Laws relating to or affecting creditors’ rights and remedies generally;
(f)	the entry into, performance and compliance by such Party of or with any Transaction or any term of any of the Transaction Documents does not:
(i)	violate or conflict with the provisions of its charter, memorandum and articles of association, certificate of incorporation, by-laws, or equivalent constitutional documents;
(ii)	result in a violation or breach by it of any Applicable Laws where such breach would adversely affect its ability to enter into or perform its obligations under this Agreement;
(iii)	violate any voting agreement, voting trust agreement or stockholders’ agreement to which it is a party;
(iv)	conflict with, result in any breach of or constitute a default under any other agreement, commitment or other arrangement to which it or any of its Affiliates is a party or by which any of its respective assets are bound, except for any such conflicts, breaches or defaults that would not result in a material adverse effect on such Party or any of its Affiliates; or
(v)	no Insolvency Event has occurred with respect to such Party.
10.2Subject to the provisions of this Agreement (including Clause 13), with effect from Closing and without prejudice to any other remedy pursuant to any Transaction Document or otherwise, each General Warrantor hereby undertakes to indemnify and to keep indemnified on demand each other Party against and from, and covenants to hold harmless and to pay to each other Party on demand, any and all amounts equal to any and all Losses suffered or incurred at any time after Closing by such other Party as a result of: (a) a breach by the General Warrantor of any of the General Warranties; or (b) the existence of any fact, matter or circumstance as at the date of this Agreement or as at the Closing Date that results in any of the General Warranties given by such General Warrantor being untrue or inaccurate as at such date, including, in each case, any and all Losses suffered or incurred by such other Party in bringing any claim under, or in disputing, defending, settling, investigating or providing evidence in connection with establishing its right to be indemnified pursuant to, this Clause 10.2.

Title Warranties with respect to YM Shares

10.3Each of Digital Assets and Sberbank (the “YM Warrantors”) jointly and severally warrants to YNV:
(a)	as at the date of this Agreement; and
(b)	as at the Closing Date, by reference to the facts and circumstances then existing and as if any references in the following warranties to the date of this Agreement were references to the Closing Date, in each case, that each of the following warranties (the “YM Title Warranties”) is true and accurate:

(c)	Digital Assets is the sole legal and beneficial owner of all of the YM Shares;
(d)	the YM Shares comprise all of the shares in the capital of YM that are owned or held by, or on behalf of, Digital Assets, Sberbank or any of their respective Affiliates;
(e)	no Encumbrances over or affecting the YM Shares have been created or have come into existence since the issuance of the YM Shares to Digital Assets and no person has claimed to be entitled to an Encumbrance in relation to any of the YM Shares;
(f)	Digital Assets is entitled to transfer or procure the transfer of the full legal and beneficial ownership of the YM Shares to YNV on the terms set out in this Agreement; and
(g)	there are no trusts or other agreements or understandings to which Digital Assets, Sberbank or any of its Affiliates is a party, or to which Digital Assets, Sberbank or any of its Affiliates is subject, with respect to the exercise of votes attaching to any of the YM Shares which shall not be terminated on or before Closing.
10.4Subject to the provisions of this Agreement (including Clause 13), with effect from Closing and without prejudice to any other remedy pursuant to any Transaction Document or otherwise, each of the YM Warrantors hereby undertakes to indemnify and to keep indemnified on demand YNV against and from, and covenants to hold harmless and to pay to YNV on demand, any and all amounts equal to any and all Losses suffered or incurred at any time after Closing by YNV as a result of: (a) a breach by a YM Warrantor of any of the YM Title Warranties; (b) the existence of any fact, matter or circumstance as at the date of this Agreement or as at the Closing Date that results in any of the YM Title Warranties given by a YM Warrantor being untrue or inaccurate as at such date; (c) YNV not having full legal and beneficial title to all of the

YM Shares at Closing on the basis of facts and circumstances existing at Closing; or (d) there being any Encumbrance over any of the YM Shares at Closing on the basis of facts and circumstances existing at Closing; including, in each case, any and all Losses suffered or incurred by YNV: (x) in disputing, defending or settling any such Loss or any claim made by any person that results in any of the foregoing events or matters; or (y) in bringing any claim under, or in disputing, defending, settling, investigating or providing evidence in connection with establishing its right to be indemnified pursuant to, this Clause 10.4.

Title Warranties with respect to YD Share

10.5YNV warrants to Digital Assets:
(a)	as at the date of this Agreement; and
(b)	as at the Closing Date, by reference to the facts and circumstances then existing and as if any references in the following warranties to the date of this Agreement were references to the Closing Date, in each case, that each of the following warranties (the “YD Title Warranties”) is true and accurate:

(c)	YNV is the sole legal and beneficial owner of the YD Share;
(d)	the YD Share comprises all of the participation interest in the charter capital of YD that is owned or held by, or on behalf of, YNV or any of its Affiliates;
(e)	there are no Encumbrances over or affecting any part of the YD Share and no person has claimed to be entitled to an Encumbrance in relation to any part of the YD Share;
(f)	YNV is entitled to transfer or procure the transfer of the full legal and beneficial ownership of the YD Share to Sberbank on the terms set out in this Agreement; and
(g)	there are no trusts or other agreements or understandings to which YNV or any of its Affiliates is a party, or to which YNV or any of its Affiliates is subject, with respect to the exercise of votes attaching to any part of the YD Share which shall not be terminated on or before Closing.
10.6Subject to the provisions of this Agreement (including Clause 13), with effect from Closing and without prejudice to any other remedy pursuant to any Transaction Document or otherwise, YNV hereby undertakes to indemnify and to keep indemnified on demand Digital Assets against and from, and covenants to hold harmless and to pay to Digital Assets on demand, any and all amounts equal to any and all Losses suffered or incurred at any time after Closing by Digital Assets as a result of: (a) a breach by YNV of any of the YD Title Warranties; (b) the existence of any fact, matter or circumstance as at the date of this Agreement or as at the Closing Date that results in any of the YD Title Warranties given by YNV being untrue or inaccurate as at such date; (c) Digital Assets not having full legal and beneficial title to the entire YD Share at Closing on the basis of facts and circumstances existing at Closing; or (d) there being any Encumbrance over any part of the YD Share at Closing on the basis of facts and circumstances existing at Closing; including, in each case, any and all Losses suffered or incurred by Digital Assets: (x) in disputing, defending or settling any such Loss or any claim made by any person that results in any of the foregoing events or matters; or (y) in bringing any claim under, or in disputing, defending, settling, investigating or providing evidence in connection with establishing its right to be indemnified pursuant to, this Clause 10.6.

Separate warranties

10.7Each of the Warranties is separate and independent and except as expressly provided to the contrary in this Agreement is not limited:
(a)	by reference to any other Warranty; or
(b)	by anything in this Agreement or any other Transaction Document.

Survival

10.8The rights and remedies of any Claimant Party in respect of any breach of any Warranty or in respect of any other covenant or obligation of any other Party in this Agreement shall not be affected by Closing or by the giving of any time or other indulgence by such Claimant Party to any person, except as provided in this Agreement or in a specific waiver or release by the Claimant Party in writing and any such waiver or release shall not prejudice or affect any remaining rights or remedies of the Claimant Party.

No qualification of Warranties

10.9None of the Warranties shall be qualified by reference to any matter that is not set out in its terms.
11.Tax covenants

YM Tax Covenant

11.1Subject to the provisions of this Agreement (including Clause 13), with effect from Closing, Sberbank and Digital Assets hereby jointly covenant to pay to YNV on demand an amount equal to the Relevant Proportion of:
(a)	any Actual Tax Liability; and
(b)	any Deemed Tax Liability,

including, in each case, any and all Losses suffered or incurred by YNV in bringing any claim under, or in disputing, defending, settling, investigating or providing evidence in connection with establishing its right to be indemnified pursuant to this Clause 11.1 (the “YM Tax Covenant”).

11.2The YM Tax Covenant shall be the sole and exclusive remedy of each member of the YNV Group against any member of the Sberbank Group with respect to any liability to Tax concerning the YM Group, and no member of the YNV Group shall be entitled to bring any other Claim against, or be entitled to recover any amount from, any member of the Sberbank Group with respect to any liability to Tax concerning the YM Group on any other basis.

YD Tax Covenant

11.3Subject to the provisions of this Agreement (including Clause 13), with effect from Closing, YNV hereby covenants to pay to Digital Assets on demand an amount equal to the Relevant Proportion of:
(a)	any Actual Tax Liability; and
(b)	any Deemed Tax Liability,

including, in each case, any and all Losses suffered or incurred by Digital Assets in bringing any claim under, or in disputing, defending, settling, investigating or providing evidence in connection with establishing its right to be indemnified pursuant to this Clause 11.3 (the “YD Tax Covenant”).

11.4The YD Tax Covenant shall be the sole and exclusive remedy of each member of the Sberbank Group against any member of the YNV Group with respect to any liability to Tax concerning the YD Group, and no member of the Sberbank Group shall be entitled to bring any other Claim against, or be entitled to recover any amount from, any member of the YNV Group with respect to any liability to Tax concerning the YD Group on any other basis.
11.5The Tax Covenants shall not cover any Actual Tax Liability or Deemed Tax Liability to the extent that such Tax Liability was paid or discharged on or before Closing.
12.Ancillary Agreement [***]

YM Ancillary Agreement [***]

12.1Subject to the provisions of this Agreement (including Clauses 12.4 and 13), with effect from Closing, [***] against and from, and [***], any and all amounts equal to:
(a)	[***];
(b)	[***];
(c)	[***]; and

(d)	[***],

suffered or incurred at any time after Closing by [***] as a result of [***] having [***], including, in each case, any and [***] (the “[***]”).

YD Ancillary Agreement [***]

12.2Subject to the provisions of this Agreement (including Clauses 12.4 and 13), with effect from Closing, [***] against and from, [***] any and all amounts equal to:
(a)	[***]
(b)	[***]
(c)	[***]

suffered or incurred at any time after Closing by [***] as a result of [***], including, in each case, any and all [***] (the “YNV AA Indemnity”).

YD Ancillary Agreement [***]

12.3Subject to the provisions of this Agreement [***] with effect from Closing, [***] against and from, [***]:
(a)	any and all amounts equal to:
(i)	[***]
(ii)	[***]
(iii)	[***]
(iv)	[***] (except that, with respect to any [***], the [***] to the extent that a [***] has occurred, and such [***] has occurred as a result of [***] having [***] with respect to the relevant obligation to provide the relevant Service [***], suffered or incurred at any time after Closing by any member of the [***]:

(v)	a [***] having occurred and such [***] with respect to such [***], provided that such [***] has occurred as a result of [***] having committed either:
(A)	an intentional [***] to which the relevant [***] relates; or
(B)	an unintentional [***] set out in [***] to which the relevant [***] relates and [***] to have used all its reasonable efforts to cure such [***] in accordance with its obligations [***] with respect to such [***]; or

(vi)	any [***] having occurred; or
(vii)	a [***] having occurred;
(b)	any and all amounts equal to:
(i)	[***]
(ii)	[***]
(iii)	[***], and
(iv)	any [***], but only, in the case of [***], to the extent that a [***] has occurred, and such [***] has occurred as a result of [***] having committed [***] set out in either [***]

suffered or incurred at any time after Closing by any member of the [***] as a result of a [***] having occurred during any calendar month, and such [***] having been cured [***] with respect to such [***], and where at least [***] occurred during the same calendar month prior to such [***] and each [***] was cured [***] with respect to such [***], provided that:

(v)	each such [***] has occurred as a result of [***] with respect to, [***] to which the relevant [***] relates; and
(vi)	[***] with respect to the occurrence of [***] to occur [***] that occurred during the same calendar month;
(c)	any and all amounts equal [***] suffered or incurred at any time after [***] as a result of a [***] having occurred and such [***] failing to be cured on [***] with respect to such [***], provided that such [***] has occurred as a result of [***] having committed either:
(i)	an [***] to which the relevant [***] relates (provided further that each such [***] relates only to [***]); or
(ii)	an [***] relates (provided further that each such [***] relates only to [***]) and [***] failing to [***] with respect to such [***];
(d)	any and [***] suffered or incurred at any time after Closing [***] as a result of a [***] having occurred [***] prior to such [***] and each such prior [***] was cured on or before [***], provided that:
(i)	each such [***] to which the relevant [***] relates (provided further that each such [***] relates only to [***] services); and
(ii)	[***] to occur during any calendar month and that was cured and not with respect to the first [***] that occurred during the same calendar month;

(e)	any and all amounts equal to any and all Losses [***] suffered or incurred at any time after Closing by any member of the [***] as a result of a [***] having occurred and such [***] failing to [***], provided that such [***] has occurred as a result of [***] having committed either:
(i)	an [***] set out [***] to which the relevant [***] relates ; or
(ii)	an [***] set out in [***] to which the relevant [***] relates [***] its reasonable efforts to cure such [***] in accordance with its obligations [***],

and provided further that in relation to a [***] with respect to the YD Ancillary Agreement referred to in Schedule 5 as Exhibit YD 5, such [***] relates only to [***] services,

(the [***] (inclusive) being the [***] and

(f)	any and all amounts equal to [***] suffered or incurred [***],

including, in each case, any and [***] suffered or incurred [***].

[***]

[***]

Third Party Claim Indemnity

12.4Subject to the provisions of this Agreement (including Clause 13), with effect from Closing, YD and YLLC (each a “Relevant Indemnifier”) hereby undertakes to indemnify and to keep indemnified on demand YLLC (where the Relevant Indemnifier is YD) and YD Credit (where the Relevant Indemnifier is YLLC) (the “Relevant Protected Person”) against and from, and covenants to hold harmless and to pay to the Relevant Protected Person on demand, any and all amounts equal to any and all Losses [***] suffered or incurred at any time after Closing by the Relevant Protected Person as a result of any claim made by any third party (“Претензии”) (as such term is defined in each YD Ancillary Agreement) (a “Russian Third Party Claim”) against the Relevant Protected Person with respect to or in connection with any of the YD Ancillary Agreements referred to in Schedule 5 as Exhibits YD 1 to YD 7 (inclusive), or its performance, including, in each case, any and all Losses suffered or incurred by the Relevant Protected Person in bringing any claim under, or in disputing, defending, settling, investigating or providing evidence in connection with establishing its right to be indemnified pursuant to, this Clause 12.5 (the “Russian Third Party Claim Indemnity”).

13.Limitations on liability

Time limits

13.1No Respondent Party shall be liable for any Claim unless it has received written notice of the relevant Claim from the relevant Claimant Party, specifying in reasonable detail the particulars of the relevant Claim, including the matter giving rise to the Claim, the nature of the Claim and the amount of the Claim (together with evidence of and the basis for such amount to the extent reasonably available at the time) (a “Claim Notice”):
(a)	in the case of a Claim other than an AA Claim, within [***] of the date on which the Claimant Party becomes aware of the fact, matter or circumstance giving rise to its right to bring a Claim;
(b)	in the case of an AA Claim under the YD AA Indemnity in Clauses 12.3(a) to 12.3(e) (inclusive) with respect to the occurrence of a Confirmed Yandex Problem, within [***] of the expiry of the relevant cure period provided for in clause 1.3.4 of the SLA; or
(c)	in the case of any AA Claim in relation to which Clause 13.1(b) does not apply, within [***] of the date on which any of the [***] of:
(i)	in the case of the YD AA Indemnity, any member of the YD Group;
(ii)	in the case of the YM AA Indemnity, any member of the YM Group; or
(iii)	in the case of the YNV AA Indemnity, any member of the YNV Group,

in each case, becomes aware (or reasonably ought to have been aware) of the fact, matter or circumstance giving rise to its right to bring an AA Claim,

and, in any event, by no later than:

(d)	with respect to any General Warranty Claim or Title Claim, the date falling [***] after the Closing Date;
(e)	with respect to any Tax Claim, the date falling [***] after the Closing Date, except that if, on that date, a tax audit of any member of the relevant Company Group in respect of a period prior to or straddling Closing has been notified or is ongoing then the time period shall be extended to the date which is [***] following the date on which the final binding decision (which has entered into legal force) is issued by the relevant Tax Authority in relation to such tax audit;
(f)	with respect to any AA Claim:
(i)	against a particular AA Respondent pursuant to the YD AA Indemnity or the YNV AA Indemnity in relation to any YD Ancillary Agreement

(or any obligation of it), the relevant date that is stated in Schedule 5 alongside the name of the AA Respondent or its Affiliate with respect to the relevant YD Ancillary Agreement (or obligation of it); and
(ii)	pursuant to the YM AA Indemnity with respect to any YM Ancillary Agreement, the relevant date that is stated in Schedule 7 alongside the name of the relevant YM Ancillary Agreement;
(g)	with respect to any AA Claim [***] that relates to a [***] with respect to the [***] in:
(i)	Clause 9.22(a), the date falling [***] after the [***] of the Closing Date; and
(ii)	Clause 9.22(b), the date falling [***] after the date that falls [***] following the Closing Date; and
(h)	with respect to any Russian Third Party Indemnity Claim, the date falling [***] after the date of termination of the relevant YD Ancillary Agreement to which the relevant Russian Third Party Claim relates.
13.2A Claim shall (if it has not been previously satisfied, settled or withdrawn) not be enforceable against any Respondent Party and shall be deemed to have been withdrawn (and no new Claim may be made in respect of the facts, event, matter or circumstance giving rise to such withdrawn Claim) unless arbitral proceedings in respect of such Claim are commenced (by a request for arbitration being issued and served upon the Respondent Party) within [***] of service of a Claim Notice on such Respondent Party with respect to such Claim, provided that this provision shall only apply from the time at which the amount of such Claim, when aggregated with the amount of all prior Claims that constitute Qualifying Claims, exceeds [***].

Maximum aggregate liability threshold

13.3The maximum aggregate amount of the liability of the YNV Group in respect of all Claims shall not exceed [***].
13.4The maximum aggregate amount of the liability of the Sberbank Group in respect of all Claims shall not exceed [***].

Tax Claim threshold

13.5Subject always to the aggregate limitation in Clause 13.3, the maximum liability of YNV in respect of any and all Tax Claims shall not exceed [***] of the YD Consideration.
13.6Subject always to the aggregate limitation in Clause 13.4, the maximum liability of Sberbank in respect of any and all Tax Claims shall not exceed [***] of the YM Consideration.

AA Claim threshold

13.7Subject always to the aggregate limitation in Clause 13.3 and subject to Clause 13.8, the maximum liability of the YNV Group:
(a)	with respect to any AA Claim pursuant to the YD AA Indemnity in relation to any YD Ancillary Agreement (or obligation of it), shall not exceed the amount in RUB that is [***] alongside the name of the relevant member of the YNV Group that is a party to it;
(b)	with respect to any AA Claim by YD against YNV pursuant to the YD AA Indemnity that relates to [***] with respect to YNV’s obligations in:
(i)	Clause 9.22(a), the maximum liability of the YNV Group shall not exceed an amount in RUB equal to [***]; and
(ii)	Clause 9.22(b), the maximum liability of the YNV Group shall not exceed an amount in RUB equal to [***]; and
(c)	in respect of any and all AA Claims, shall not exceed an amount in RUB equal to the [***], provided always that the maximum liability of the YNV Group for all AA Claims in relation to the YD AA Indemnity with respect to all [***] shall not exceed, in aggregate, RUB [***].
13.8If a YD Change of Control Event occurs on or before the date falling [***] following the Closing Date, the maximum liability of the YNV Group in respect of an AA Claim pursuant to the YD AA Indemnity (whether the Claim Notice in respect of such AA Claim is served before the occurrence of the YD Change of Control Event and has not become a Finally Determined AA Claim as at such occurrence, or the Claim Notice is served on or after the occurrence of the YD Change of Control Event):
(a)	in relation to each of the YD Ancillary Agreements referred to in Schedule 5 as Exhibits YD 1 to YD 6 shall not exceed an amount in RUB equal to RUB [***] (instead of the amount in RUB that is [***] alongside the name of the relevant member of the YNV Group that is a party to such YD Ancillary Agreement); and
(b)	in relation to a [***] with respect to YNV’s obligations in Clause 9.22(b), shall not exceed an amount in RUB equal to RUB [***] (instead of the amount in RUB specified in Clause 13.7(b)(ii)).
13.9Subject always to the aggregate limitation in Clause 13.4 and subject to Clause 13.10, the maximum liability of the Sberbank Group:
(a)	with respect to any AA Claim pursuant to any YNV AA Indemnity in relation to any YD Ancillary Agreement, shall not exceed the amount in RUB that is [***] alongside Sberbank’s name or the name of the relevant member of the YD Group by reference to such YD Ancillary Agreement (to the extent an individual financial threshold for any such YD Ancillary Agreement is specified in Schedule 5);
(b)	with respect to any AA Claim pursuant to the YM AA Indemnity in relation to any YM Ancillary Agreement, shall not exceed the amount in RUB that is stated in Schedule 7 alongside Sberbank’s or its Affiliate’s name by reference to such YM Ancillary Agreement (to the extent an individual financial threshold for any such YM Ancillary Agreement is specified in Schedule 7); and
(c)	in respect of any and all AA Claims, shall not exceed an amount in RUB equal to [***], provided always that the maximum liability of:
(i)	Sberbank for all AA Claims in relation to the YM AA Indemnity:
(A)	with respect to all [***], shall not exceed, in aggregate, [***]; and
(ii)	YD for all AA Claims in relation to the YNV AA Indemnity:
(A)	with respect to all [***], shall not exceed, in aggregate, [***].
13.10If a YM Change of Control Event occurs on or before the date falling [***] following the Closing Date, the maximum liability of the Sberbank Group in respect of an AA Claim pursuant to the YM AA Indemnity (whether the Claim Notice in respect of such AA Claim is served before the occurrence of the YM Change of Control Event and has not become a Finally Determined AA Claim as at such occurrence, or the Claim Notice is served on or after the occurrence of the YM Change of Control Event) in relation to each of the YM Ancillary Agreements shall not exceed an amount in RUB equal to [***](or with respect to the YM Ancillary Agreements referred to in Schedule 7 as YM 3, the Barus LLC Agreements and the Sberbank Pickup Points Lease Agreements, [***] in aggregate, or with respect to the YM Ancillary Agreements referred to in Schedule 7 as YM 8 to YM 21 (inclusive), [***] in aggregate) (instead of the amount in RUB that is [***] alongside Sberbank’s or its Affiliate’s name by reference to such individual YM Ancillary Agreement or such aggregated YM Ancillary Agreements).

Russian Third Party Indemnity Claim threshold

13.11Subject always to the aggregate limitation in Clause 13.4, the maximum liability of a Russian Third Party Indemnity Respondent with respect to any Russian Third Party Indemnity Claim shall not exceed an amount in RUB equal to [***] in relation to each YD Ancillary Agreement to which the Russian Third Party Indemnity Claim relates.

De minimis and basket thresholds

13.12No Respondent Party shall be liable in respect of any Claim from a Claimant Party unless:

(a)	the amount in relation to any individual Claim against such Respondent Party exceeds [***] (each such Claim being a “Qualifying Claim”); and
(b)	the aggregate amount of all Qualifying Claims against such Respondent Party exceeds [***], in which event the Respondent Party shall be liable for the full amount of all such Qualifying Claims, and not just the excess.

Contingent liabilities

13.13If any Claim is based upon an underlying liability which is contingent only, no Respondent Party shall be liable under such Claim unless and until such underlying contingent liability becomes an actual liability and gives rise to an obligation to make a payment and such payment is actually made, but the relevant Claimant Party has the right to give notice of a Claim in respect of a contingent liability within the time limits set out in Clause 13.1 provided that: (a) legal proceedings in respect of such Claim are commenced (by a request for arbitration being issued and served upon the Respondent Party) within [***] of such contingent liability becoming an actual liability; and (b) any such contingent liability shall have become an actual liability within [***] from the date of the Claim made in accordance with Clause 13.1.

Remediation and cure period

13.14If a Respondent Party is given written notice of a Claim by a Claimant Party under this Agreement:
(a)	the Respondent Party and each of its Affiliates shall be entitled to take all such actions as are within their power and authority and as they may deem appropriate in order to seek to remedy or rectify the circumstances giving rise to, or that form the basis of, such Claim during the period of [***] following receipt of such notice;
(b)	the Respondent Party shall not be liable under such Claim, and the Claimant Party may not recover any amount in respect of such Claim, until the expiry of such [***] period; and
(c)	during such [***] period, and without prejudice to its duty to mitigate any loss, the Claimant Party shall (and shall procure that each of its Affiliates shall) provide all information and reasonable assistance to the Respondent Party and its Affiliates with respect to all actions that they may take, or wish to take, pursuant to paragraph (a) above, and the Respondent Party shall reimburse the Claimant Party for any reasonable and documented costs and expenses that the Claimant Party may incur if and to the extent that such Claimant Party agrees to take any action that has been requested in writing by the Respondent Party.

Excluded losses

13.15Subject to Clause 13.16 and without prejudice to the right of any AA Claimant to bring an AA Claim pursuant to any AA Indemnity [***] resulting from [***], no Party shall be liable to any other Party (whether pursuant to, arising under or in connection with any Claim, any Transaction Document, any Transaction or otherwise) for any:
(a)	indirect or consequential loss; or
(b)	loss of profit or revenue (whether direct or indirect); or
(c)	punitive or exemplary damages (whether direct or indirect).
13.16The limitations in Clause 13.15 shall not apply to any [***] pursuant to the [***].

No double recovery

13.17Neither the Sberbank Group nor the YNV Group (in each case taken as a whole group) shall be entitled under the Transaction Documents to recover damages or obtain payment, reimbursement, restitution or indemnity from the YNV Group or the Sberbank Group (as applicable) (in each case taken as a whole group) more than once in respect of any loss or the subject matter of any Claim to the extent that it has already recovered damages or obtained payment, reimbursement, restitution or indemnity from the YNV Group or the Sberbank Group (as applicable) (or any member of any such group) in respect of such loss or the subject matter of such Claim.
13.18For the purposes of any Claims (including Clause 13.17): (a) recovery by one or more members of the Sberbank Group shall be deemed to be recovery by and on behalf of all members of the Sberbank Group; (b) recovery by one or more members of the YNV Group shall be deemed to be recovery by and on behalf of all members of the YNV Group; (c) recovery by any member of the Sberbank Group of any amount from any member of the YNV Group with respect to any Claim shall reduce the aggregate liability of all members of the YNV Group with respect to such Claim; and (d) recovery by any member of the YNV Group of any amount from any member of the Sberbank Group with respect to any Claim shall reduce the aggregate liability of all members of the Sberbank Group with respect to such Claim.

Conduct of Third Party Claims

13.19If, after Closing, any of the Sberbank Parties, or any of the YNV Parties, (in either case, the “Relevant Parties”) becomes aware of any claim, action or demand made against it or any of its Affiliates by a third party (a “Third Party Claim”) which is reasonably likely to give rise to a Claim (other than a Russian Third Party Indemnity Claim):
(a)	(in the case of the Sberbank Parties being the Relevant Parties) Sberbank shall notify YNV, and (in the case of the YNV Parties being the Relevant Parties) YNV shall notify Sberbank, in either case, as soon as reasonably practicable, giving details of the relevant facts and circumstances relating to the Third Party Claim as are known to the Relevant Parties and its Affiliates and of any new developments with respect to the Third Party Claim;

(b)	Sberbank or YNV (as the case may be, as a Relevant Party) shall:
(i)	keep YNV or Sberbank (as the case may be) informed of all material developments in relation to the Third Party Claim; and
(ii)	consult with YNV or Sberbank (as the case may be) as to any actions that any Relevant Party or any of its Affiliates intends to take to avoid, resist, dispute, appeal, compromise, mitigate, remedy or defend the Third Party Claim;
(c)	no Relevant Party shall (and each Relevant Party shall procure that none of its Affiliates shall) settle, admit liability or make any agreement or compromise in relation to:
(i)	any Third Party Claim that would give rise to a Claim other than a Tax Claim; or
(ii)	any legal proceedings initiated by a Relevant Party in a court of competent jurisdiction against its applicable Tax Authority with respect to any demand from such Tax Authority in respect of Tax, which would give rise to a Tax Claim, in each case, without the prior written approval of YNV or Sberbank (as the case may be, as the notified party pursuant to paragraph (a)) (such approval not to be unreasonably withheld or delayed) to the extent such settlement, admission, agreement or compromise would result in the YNV Group or the Sberbank Group (as the case may be) incurring liability under any Claim; and

(d)	with respect to any Claim (other than a Tax Claim) that relates to or arises from a Third Party Claim, the YNV Group or the Sberbank Group (as the case may be) shall have no liability with respect to such Claim unless the Third Party Claim is:
(i)	subject to a final, conclusive and binding determination by a court or arbitral tribunal of competent jurisdiction which cannot be appealed against or in respect of which the time to appeal has expired; or
(ii)	subject to a settlement, admission, agreement or compromise in relation to which YNV or Sberbank (as the case may be) has given its prior written approval (unless such approval has been unreasonably withheld or delayed).

Conduct of Russian Third Party Claims

13.20If, after Closing, any Relevant Protected Person becomes aware of any Russian Third Party Claim made, or threatened to be made against it, which is reasonably likely to give rise to a Russian Third Party Indemnity Claim:

(a)	the Relevant Protected Person shall notify the Relevant Indemnifier as soon as reasonably practicable, giving details of the relevant facts and circumstances relating to the Russian Third Party Claim as are known to the Relevant Protected Person and of any new developments with respect to the Russian Third Party Claim;
(b)	the Relevant Protected Person shall:
(i)	keep the Relevant Indemnifier informed of all material developments in relation to the Russian Third Party Claim; and
(ii)	consult with the Relevant Indemnifier as to any actions that the Relevant Protected Person intends to take to avoid, resist, dispute, appeal, compromise, mitigate, remedy or defend the Russian Third Party Claim;
(c)	the Relevant Protected Person shall not settle, admit liability or make any agreement or compromise in relation to the Russian Third Party Claim, without the prior written approval of the Relevant Indemnifier (such approval not to be unreasonably withheld or delayed) to the extent such settlement, admission, agreement or compromise would result in the Relevant Indemnifier incurring liability under any Russian Third Party Indemnity Claim;
(d)	the Relevant Protected Person shall:
(i)	take such action as the Relevant Indemnifier may reasonably request to avoid, resist, dispute, appeal, compromise or defend the Russian Third Party Claim;
(ii)	provide such information and assistance as the Relevant Indemnifier may reasonably require in connection with the preparation for and conduct of any proceedings and/or negotiations relating to the Russian Third Party Claim; and
(iii)	(if the Relevant Indemnifier elects to do so) allow the Relevant Indemnifier to take over the conduct of all proceedings and/or negotiations arising in connection with the Russian Third Party Claim, provided always that the Relevant Indemnifier hereby undertakes to indemnify and to keep indemnified on demand the Relevant Protected Person and each of its Affiliates against and from, and covenants to pay to the Relevant Protected Person and each of its Affiliates on demand, any Losses that it or they suffer or incur as a result of any action required to be taken pursuant to paragraphs (i) or (ii) above or the Relevant Indemnifier assuming conduct of the Russian Third Party Claim pursuant to paragraph (iii) above; and

(e)	with respect to any Russian Third Party Indemnity Claim that relates to or arises from a Russian Third Party Claim, no Relevant Indemnifier shall have liability with respect to such Russian Third Party Indemnity Claim unless the Russian Third Party Claim is:

(i)	subject to a final, conclusive and binding determination by a court or arbitral tribunal of competent jurisdiction which cannot be appealed against or in respect of which the time to appeal has expired; or
(ii)	subject to a settlement, admission, agreement or compromise in relation to which the Relevant Indemnifier has given its prior written approval pursuant to Clause 13.20(c) (unless such approval has been unreasonably withheld or delayed).

Recovery from third party in respect of Claims

13.21Where any Claimant Party or any of its Affiliates actually recovers from any third party any sum in respect of any matter or event which has resulted in a Claim and:
(a)	such sum is actually recovered before settlement or final determination of that Claim, the amount recovered (less any related Taxes suffered on receipt of such sum and any reasonable costs and expenses incurred by the Claimant Party or its Affiliates in recovering the sum) shall reduce the amount of such Claim by an equivalent amount; or
(b)	such sum is actually recovered after such Claim has been satisfied by the Respondent Party, the Claimant Party shall pay to the Respondent Party an amount equal to such sum recovered (less any related Taxes suffered on receipt of such sum and any reasonable costs and expenses incurred by the Claimant Party or its Affiliates in recovering the sum) unless such sum recovered exceeds the amount of such Claim, in which case, the Claimant Party shall pay to the Respondent Party an amount equal to the Claim and shall be entitled to retain the excess.
13.22No Respondent Party shall be liable in respect of any loss that is the subject matter of a Claim if and to the extent that such loss is recovered under any policy of insurance in force at the date of Closing or would have been so recovered if the policies of insurance effected by or for the benefit of the Relevant Company (that is the Affiliate of the Claimant Party) had been maintained after Closing on no less favourable terms than those existing at Closing.

Voluntary actions and other exclusions

13.23No Respondent Party shall be liable for any Claim to the extent that any loss that is a subject matter of the Claim would not have arisen but for, or is increased as a result of:
(a)	any transaction, act (including election), omission, delay or default of the Claimant Party or any of its Affiliates after Closing, except where the same is:
(i)	carried out or effected pursuant to a legally binding commitment of the Claimant Party or any of its Affiliates entered into or created on or before Closing; or

(ii)	the use of a Company Relief in circumstances giving rise to a Deemed Tax Liability, save to the extent that the use of such Company Relief results in a greater loss to the relevant Company Group than would have resulted had a Company Relief not been used;
(b)	a breach by the Claimant Party or any of its Affiliates of this Agreement or any Transaction Document;
(c)	a change in Applicable Law made after Closing, any legislation not in force at Closing or any change after Closing of administrative practice or interpretation of Applicable Law; or
(d)	a change in the accounting policies or practices of the Claimant Party or any of its Affiliates introduced or having effect after Closing.

Loss of employees or consultants

13.24Without prejudice to the provisions of Clauses 6.1 to 6.12 (inclusive), no Claimant Party shall be entitled to bring any Claim (and no Respondent Party shall be liable) for any losses, damages, expenses, fines, penalties, liabilities or costs suffered or incurred by such Claimant Party or any if its Affiliates as a result of or in connection with any person ceasing to be an employee of, or consultant to, or otherwise employed or engaged by, any member of a Company Group, whether such cessation results from any actual or proposed implementation of any of the Transactions, any breach or default under any of the Ancillary Agreements or otherwise.

[***]

13.25Each of the Parties hereby agrees that:
(a)	the term “knowingly” when used in any [***] means where the relevant use, reliance, processing, obtaining, access, transfer or disclosure is within the actual knowledge of the CEO, the COO, the CFO, the head of legal or the CTO/IT director of the relevant member of [***]; and
(b)	no member of the [***] shall have any liability for, or under the [***] in respect of, any breach of [***] and that no member of the [***] shall have any liability for, or under the [***] in respect of, any breach of [***], in either case, where such breach has arisen as a result of a deliberate action or a deliberate omission by any employee of, or consultant to, any member of the [***] and where such action or omission by such [***] would constitute a material breach [***], provided that [***] shall use its best efforts to take all such steps and actions that are legally within its power and authority to stop or cease the relevant use, reliance, processing, obtaining, access, transfer or disclosure that resulted in the relevant breach.

Mitigation

13.26Without prejudice to any duty under Applicable Law to mitigate any loss or damage, where a Respondent Party is or may become liable to a Claimant Party in respect of any Claim, the Claimant Party shall take reasonable steps, and (if applicable) shall procure that any relevant Affiliates shall take reasonable steps, to mitigate any loss or damage in respect of which the Claim is or may be made.

General

13.27This Clause 13 shall remain in force notwithstanding termination of this Agreement pursuant to Clause 5.9.
13.28The limitations of liability contained in this Clause 13 shall not apply to any liability for any Claim to the extent that the same is attributable to fraud or fraudulent misrepresentation on the part of the Respondent Party.
14.Change of control
14.1For the purposes of this Agreement:
(a)	“AA Claim Arbitral Tribunal” means, with respect to any AA Claim, the arbitral tribunal that has been constituted following a notice of arbitration having been served, and arbitration proceedings having been initiated, by the relevant AA Claimant, in each case in full compliance with Clause 30;
(b)	“Actual Determined Amount” means, in respect of a Finally Determined AA Claim, the total amount (including any costs) in RUB which:
(i)	in the case of Clause 14.1(d)(i), the relevant AA Respondent is ordered by the AA Claim Arbitral Tribunal to pay to the relevant AA Claimant pursuant to the award of the AA Claim Arbitral Tribunal; or
(ii)	in the case of Clause 14.1(d)(ii), the relevant AA Respondent has agreed to pay to the relevant AA Claimant or which the AA Respondent is required to pay pursuant to any settlement agreement,

provided always that such amount fully reflects the provisions of Clause 13.8 or 13.10 (as the case may be) and the reduction in the financial threshold limitations specified in such Clauses;

(c)	“Assumed Amount” means, in respect of a Finally Determined AA Claim, the total amount (including any costs) in RUB which:
(i)	in the case of Clause 14.1(d)(i), the relevant AA Respondent would have been ordered by the AA Claim Arbitral Tribunal to pay to the relevant AA Claimant if the provisions of Clause 13.8 or 13.10 (as the case may be) (and the reduction in the financial threshold limitations specified in such Clauses) had not applied, such assumed total amount to be expressly specified in the award (or its reasoning) of the AA Claim Arbitral Tribunal pursuant to a request that the AA Claimant shall be required to make in accordance with Clause 14.4(e)(i); or
(ii)	in the case of Clause 14.1(d)(ii), the relevant AA Respondent would have agreed to pay to the relevant AA Claimant if the provisions of Clause 13.8 or 13.10 (as the case may be) (and the reduction in the financial threshold limitations specified in such Clauses) had not applied, such total amount to be expressly specified and agreed to in writing between the relevant AA Claimant and AA Respondent, in accordance with Clause 14.4(e)(ii), provided always that (i) such assumed total amount shall always fully reflect all other limitations on liability contained in the Transaction Documents and that only the reductions in the financial threshold limitations specified in Clause 13.8 or 13.10 (as the case may be) shall be ignored for the purpose of determining this assumed total amount; and (ii) no AA Respondent shall be obliged to pay the Assumed Amount;

(d)	“Finally Determined AA Claim” means an AA Claim where:
(i)	such AA Claim is subject to a final, conclusive and binding award by the AA Claim Arbitral Tribunal pursuant to arbitration proceedings conducted and administered in accordance with the HKIAC Rules and otherwise pursuant to and in compliance with Clause 30, where such award cannot be appealed against or in respect of which the time to appeal has expired; or
(ii)	such AA Claim has been agreed in writing by the AA Respondent, or is the subject of a settlement agreement entered into between the relevant AA Claimant and AA Respondent;
(e)	“Permitted Agreement” means the YD Permitted Agreement or the YM Permitted Agreement (as applicable);
(f)	“Shortfall Amount” means, [***];
(g)	a “YD Permitted Agreement” means a valid, legally binding agreement entered into by only Sberbank and YD:
(i)	on or about the occurrence of a YD Change of Control Event, and which comes into effect no earlier than completion of the YD Change of Control Event;
(ii)	that is governed by English law;
(iii)	that permits disclosure of a copy of it to YNV if Sberbank serves any written notice on YNV pursuant to Clause 14.2;

(iv)	where the parties to such agreement have agreed that any dispute, controversy or claim arising out of or in connection with such agreement or the arbitration agreement contained in it, including any question regarding the existence, formation, validity, performance, termination or enforceability of it and including non-contractual disputes or claims, shall always be referred to and finally resolved by confidential arbitration administered by the HKIAC under the HKIAC Rules in force when the relevant notice of arbitration is submitted, but where any such dispute or any arbitration proceedings with respect to such dispute shall not be consolidated or joined with any arbitration proceedings with respect to any AA Claim;
(v)	pursuant to which if YD brings an AA Claim pursuant to the YD AA Indemnity against YNV, and a YD Change of Control Event occurs either:
(A)	before the service on YNV of the relevant Claim Notice; or
(B)	after the service of the relevant Claim Notice on YNV, but before the AA Claim becomes a Finally Determined AA Claim,

and that AA Claim becomes a Finally Determined AA Claim, and the relevant Actual Determined Amount is less than the Assumed Amount, Sberbank agrees to compensate YD for an amount in RUB equal to [***] (such amount to be compensated being the “YD Compensation Amount”); and

(vi)	that shall at no time ever constitute a Transaction Document; and
(vii)	where neither of the parties to such agreement or any of their Affiliates are parties to any YD Side Arrangements;
(h)	“YD Side Arrangements” means [***];
(i)	“YM Permitted Agreement” means a valid, legally binding agreement entered into by only YNV and YM:
(i)	on or about the occurrence of a YM Change of Control Event, and which comes into effect no earlier than completion of the YM Change of Control Event;
(ii)	that is governed by English law;
(iii)	that permits disclosure of a copy of it to Sberbank if YNV serves any written notice on Sberbank pursuant to Clause 14.3;
(iv)	where the parties to such agreement have agreed that any dispute, controversy or claim arising out of or in connection with such agreement or the arbitration agreement contained in it, including any question regarding the existence, formation, validity, performance, termination or enforceability of it and including non-contractual disputes or claims, shall always be referred to and finally resolved by confidential arbitration administered by the HKIAC under the HKIAC Rules in force when the relevant notice of arbitration is submitted, but where any such dispute or any arbitration proceedings with respect to such dispute shall not be consolidated or joined with any arbitration proceedings with respect to any AA Claim;
(v)	pursuant to which if YM brings an AA Claim pursuant to the YM AA Indemnity against Sberbank, and a YM Change of Control Event occurs either:
(A)	before the service on Sberbank of the relevant Claim Notice; or
(B)	after the service of the relevant Claim Notice on Sberbank, but before the AA Claim becomes a Finally Determined AA Claim,

and that AA Claim becomes a Finally Determined AA Claim, and the relevant Actual Determined Amount is less than the Assumed Amount, YNV agrees to compensate YM for an amount in RUB equal to or less than (but in no event more than) [***] (such amount to be compensated being the “YM Compensation Amount”);

(vi)	that shall at no time ever constitute a Transaction Document; and
(vii)	where neither of the parties to such agreement or any of their Affiliates are parties to any YM Side Arrangements; and
(j)	“YM Side Arrangements” means [***].

YD AA Indemnity compensation

14.2If:
(a)	an AA Claim is made by any member of the YD Group pursuant to the YD AA Indemnity in accordance with this Agreement;
(b)	a YD Change of Control Event occurs either:
(i)	before the service on YNV of the relevant Claim Notice; or
(ii)	after the service of the relevant Claim Notice on YNV, but before the AA Claim becomes a Finally Determined AA Claim;
(c)	a YD Permitted Agreement has been entered into (and, for the avoidance of doubt, Sberbank has no obligation to enter into any YD Permitted Agreement);
(d)	such AA Claim becomes a Finally Determined AA Claim;

(e)	the relevant AA Claimant receives from YNV an amount equal to the Actual Determined Amount with respect to the Finally Determined AA Claim; and
(f)	if a Shortfall Amount with respect to the Finally Determined AA Claim exists, on or after the date of payment by YNV of the Actual Determined Amount:
(i)	YD serves written notice on Sberbank pursuant to the YD Permitted Agreement requiring Sberbank to pay an amount up to or equal to the YD Compensation Amount; and
(ii)	YD actually receives from Sberbank the full amount of the YD Compensation Amount,

Sberbank shall be entitled to serve written notice on YNV requiring YNV to pay an amount equal to [***] provided always that:

(g)	the maximum liability of YNV under this Clause 14.2 shall not exceed [***];
(h)	Sberbank shall be entitled to make only one demand and serve one notice under the provisions of this Clause 14.2 per AA Claim;
(i)	in order to be valid, any written notice from Sberbank shall be required:
(i)	to contain a confirmation and warranty to YNV that as at the date of such notice:
(A)	a Shortfall Amount exists with respect to the Finally Determined AA Claim;
(B)	YD has served written notice on Sberbank pursuant to the YD Permitted Agreement requiring Sberbank to pay an amount equal to the YD Compensation Amount;
(C)	Sberbank has paid to YD an amount equal to (but no less than) the YD Compensation Amount;
(D)	the YD Permitted Agreement is in full force and effect, and is valid, binding and enforceable in accordance with its terms; and
(E)	no YD Side Arrangements exist or are in place, and there is no agreement to enter into any YD Side Arrangements; and
(ii)	to be accompanied by:
(A)	a certified complete copy of the YD Permitted Agreement; and
(B)	a written statement duly executed on behalf of YD that confirms and warrants that:

(I)	a Shortfall Amount exists with respect to the Finally Determined AA Claim brought by YD;
(II)	YD has served written notice on Sberbank pursuant to the YD Permitted Agreement requiring Sberbank to pay an amount equal to the YD Compensation Amount;
(III)	YD has received an amount equal to (but no less than) the YD Compensation Amount; and
(IV)	no YD Side Arrangements exist or are in place, and there is no agreement to enter into any YD Side Arrangements; and
(j)	YNV shall have no liability under this Clause 14.2 (and Sberbank shall not be entitled to demand any amount from YNV under this Clause 14.2) if:
(i)	the relevant AA Claim pursuant to the YD AA Indemnity is not a Finally Determined AA Claim;
(ii)	Sberbank has not actually paid, and YD has not actually received, the full amount of the YD Compensation Payment;
(iii)	any YD Side Arrangements exist or are in place at the relevant time;
(iv)	Clause 14.4 or 14.5 fails to be complied with or is otherwise breached by any of the Sberbank Parties or any member of the YD Group;
(v)	a YD Change of Control Event no longer exists; or
(vi)	any member of the Sberbank Group or any member of the YD Group or any of its Affiliates (including any person(s) (or any of its Affiliates) that, together or individually, may acquire Control of the YD Group as a result of a YD Change of Control Event) [***].

YM AA Indemnity compensation

14.3If:
(a)	an AA Claim is made by any member of the YM Group pursuant to the YM AA Indemnity in accordance with this Agreement;
(b)	a YM Change of Control Event occurs either:
(i)	before the service on Sberbank of the relevant Claim Notice; or
(ii)	after the service of the relevant Claim Notice on Sberbank, but before the AA Claim becomes a Finally Determined AA Claim;

(c)	a YM Permitted Agreement has been entered into (and, for the avoidance of doubt, YNV has no obligation to enter into any YM Permitted Agreement);
(d)	such AA Claim becomes a Finally Determined AA Claim;
(e)	the relevant AA Claimant receives from Sberbank an amount equal to the Actual Determined Amount with respect to the Finally Determined AA Claim; and
(f)	if a Shortfall Amount with respect to the Finally Determined AA Claim exists, on or after the date of payment by Sberbank of the Actual Determined Amount:
(i)	YM serves written notice on YNV pursuant to the YM Permitted Agreement requiring YNV to pay an amount up to or equal to the YM Compensation Amount; and
(ii)	YM actually receives from YNV the full amount of the YM Compensation Amount,

YNV shall be entitled to serve written notice on Sberbank requiring Sberbank to pay to YNV an amount [***] provided always that:

(g)	the maximum liability of Sberbank under this Clause 14.3 shall not exceed [***];
(h)	YNV shall be entitled to make only one demand and serve one notice under the provisions of this Clause 14.3 per AA Claim;
(i)	in order to be valid, any written notice from YNV shall be required:
(i)	to contain a confirmation and warranty to Sberbank that as at the date of such notice:
(A)	a Shortfall Amount exists with respect to the Finally Determined AA Claim;
(B)	YM has served written notice on YNV pursuant to the YM Permitted Agreement requiring YNV to pay an amount equal to the YM Compensation Amount;
(C)	YNV has paid to YM an amount equal to (but no less than) the YM Compensation Amount;
(D)	the YM Permitted Agreement is in full force and effect, and is valid, binding and enforceable in accordance with its terms; and
(E)	no YM Side Arrangements exist or are in place, and there is no agreement to enter into any YM Side Arrangements; and
(ii)	to be accompanied by:

(A)	a certified complete copy of the YM Permitted Agreement; ad
(B)	a written statement duly executed on behalf of YM that confirms and warrants that:
(I)	a Shortfall Amount exists with respect to the Finally Determined AA Claim brought by YM;
(II)	YM has served written notice on YNV pursuant to the YM Permitted Agreement requiring YNV to pay an amount equal to the YM Compensation Amount;
(III)	YM has received an amount equal to (but no less than) the YM Compensation Amount; and
(IV)	no YM Side Arrangements exist or are in place, and there is no agreement to enter into any YM Side Arrangements; and
(j)	Sberbank shall have no liability under this Clause 14.3 (and YNV shall not be entitled to demand any amount from Sberbank under this Clause 14.3) if:
(i)	the relevant AA Claim pursuant to the YM AA Indemnity is not a Finally Determined AA Claim;
(ii)	YNV has not actually paid, and YM has not actually received, the full amount of the YM Compensation Payment;
(iii)	any YM Side Arrangements exist or are in place at the relevant time;
(iv)	Clause 14.4 or 14.6 fails to be complied with or is otherwise breached by any of the YNV Parties or any member of the YM Group;
(v)	a YM Change of Control Event no longer exists; or
(vi)	any member of the YNV Group or any member of the YM Group or any of its Affiliates (including any person(s) (or any of its Affiliates) that, together or individually, may acquire Control of the YM Group as a result of a YM Change of Control Event) [***].

Undertakings from AA Claimants

14.4If an AA Claimant makes, or intends to make, an AA Claim pursuant to the YD AA Indemnity or the YM AA Indemnity in accordance with this Agreement and a Change of Control Event occurs either:
(a)	before the service on the relevant AA Respondent of the relevant Claim Notice; or

(b)	after the service of the relevant Claim Notice on the relevant AA Respondent, but before the AA Claim becomes a Finally Determined AA Claim,

each AA Claimant hereby undertakes, agrees and acknowledges that:

(c)	the relevant AA Respondent shall have no liability to the AA Claimant under the AA Claim unless and until the AA Claim becomes a Finally Determined AA Claim;
(d)	the provisions of Clause 13.8 or 13.10 (as the case may be) shall always apply with respect to determining the amount of the Actual Determined Amount;
(e)	if the AA Claim becomes a Finally Determined AA Claim, the Assumed Amount shall always be required to be determined, such that:
(i)	where Clause 14.1(d)(i) applies:
(A)	the award (or its reasoning) of the AA Claim Arbitral Tribunal shall be required to expressly state the Assumed Amount; and
(B)	the AA Claimant shall be obliged to specifically request the AA Claim Arbitral Tribunal to state the Assumed Amount in its award (or its reasoning); or
(ii)	where Clause 14.1(d)(ii) applies, the Assumed Amount must be expressly specified and agreed to in writing between the relevant AA Claimant and AA Respondent,

in each case, for the purposes of applying and performing this Clause 14, but without the AA Respondent have any obligation to pay such Assumed Amount; and

(f)	no claim against Sberbank (in the case of a YD Permitted Agreement) or YNV (in the case of a YM Permitted Agreement) shall be made pursuant to any Permitted Agreement until after the time at which the AA Respondent has paid the Actual Determined Amount.

Undertakings from Sberbank and YD

14.5Each of the Sberbank Parties and each member of the YD Group hereby severally undertakes, agrees and acknowledges that:
(a)	each AA Claim under the YD AA Indemnity, and all legal and arbitration proceedings relating thereto, shall always be separate to, and shall never be consolidated with, any claim or dispute under any YD Permitted Agreement or any claim or dispute with respect to any YD Change of Control Event, whether involving any member of the Sberbank Group, any member of the YD Group or any of its Affiliates (including any person(s) (or any of its Affiliates) that, together or individually, may acquire Control of the YD Group as a result of a YD Change of Control Event) (each a “YD Dispute”);
(b)	no member of the Sberbank Group shall be joined in any arbitration or legal proceedings that are initiated or pursued against YNV with respect to any AA Claim under the YD AA Indemnity;
(c)	no actual or proposed arbitration or legal proceedings with respect to any YD Dispute may be consolidated with arbitration or legal proceedings that are initiated or pursued against YNV with respect to any AA Claim under the YD AA Indemnity; and
(d)	it shall take no steps and make no application to any Authority (including to any AA Claim Arbitral Tribunal or any other court or arbitral tribunal) and shall procure that none of its Affiliates shall take any steps or make any such application, and shall not permit any other person (including any of its Affiliates) to take any steps on its behalf, in each case, to seek any of the foregoing.

Undertakings from YNV and YM

14.6Each of the YNV Parties and each member of the YM Group hereby severally undertakes, agrees and acknowledges that:
(a)	each AA Claim under the YM AA Indemnity, and all legal and arbitration proceedings relating thereto, shall always be separate to, and shall never be consolidated with, any claim or dispute under any YM Permitted Agreement or any claim or dispute with respect to any YM Change of Control Event, whether involving any member of the YNV Group, any member of the YM Group or any of its Affiliates (including any person(s) (or any of its Affiliates) that, together or individually, may acquire Control of the YM Group as a result of a YM Change of Control Event) (each a “YM Dispute”);
(b)	no member of the YNV Group shall be joined in any arbitration or legal proceedings that are initiated or pursued against Sberbank with respect to any AA Claim under the YM AA Indemnity;
(c)	no actual or proposed arbitration or legal proceedings with respect to any YM Dispute may be consolidated with arbitration or legal proceedings that are initiated or pursued against Sberbank with respect to any AA Claim under the YM AA Indemnity; and
(d)	it shall take no steps and make no application to any Authority (including to any AA Claim Arbitral Tribunal or any other court or arbitral tribunal) and shall procure that none of its Affiliates shall take any steps or make any such application, and shall not permit any other person (including any of its Affiliates) to take any steps on its behalf, in each case, to seek any of the foregoing.

15.Payments

Method of payment by any Party to YNV Group

15.1Unless otherwise expressly stated in this Agreement, any payment to be made under any this Agreement by any Party to any member of the YNV Group shall be made by such Party (or by one of such Party’s nominees on the Party’s behalf) to such bank account of a member of the YNV Group as shall be notified by YNV or any other member of the YNV Group to the relevant paying Party in writing at least three (3) Business Days prior to the due date for payment of any sum to the relevant member of the YNV Group, in immediately available funds by electronic transfer in RUB on the due date for payment.  Each of the YNV Parties (for itself and on behalf of each other member of the YNV Group) expressly acknowledges that receipt of such amount in such notified bank account shall be an effective discharge of the obligation of any Party under this Agreement to pay such amount to any member of the YNV Group and neither the paying Party nor any of its Affiliates shall be concerned to see to the application or be answerable for loss or misapplication of such amount.

Method of payment by any Party to Sberbank Group

15.2Unless otherwise expressly stated in this Agreement, any payment (other than with respect to the payment of the Consideration Balance, which shall be paid in accordance with Clause 3.2 and Schedule 1) to be made under this Agreement by any Party to any member of the Sberbank Group shall be made by such Party (or by one of such Party’s nominees on the Party’s behalf) to such bank account of a member of the Sberbank Group as shall be notified by Sberbank or any other member of the Sberbank Group to the relevant paying Party in writing at least three (3) Business Days prior to the due date for payment of any sum to the relevant member of the Sberbank Group, in immediately available funds by electronic transfer in RUB on the due date for payment.  Each of the Sberbank Parties (for itself and on behalf of each other member of the Sberbank Group) expressly acknowledges that receipt of such amount in such notified bank account shall be an effective discharge of the obligation of any Party under this Agreement to pay such amount to any member of the Sberbank Group and neither the paying Party nor any of its Affiliates shall be concerned to see to the application or be answerable for loss or misapplication of such amount.
16.Further assurances

Each of the Parties agrees to perform (or procure the performance of) all acts and things and execute and deliver (or procure the execution and delivery of) such further documents as may be required by Applicable Law or as may be reasonably necessary or reasonably requested by any other Party (including the execution of all deeds and documents, procuring the convening of all meetings, the giving of all necessary waivers and consents and the passing of all resolutions and otherwise exercising all powers and rights available to it): (a) to vest, perfect or confirm ownership (of record or otherwise) in each Relevant Purchaser of its right, title or interest in, to or under any or all of the Relevant Shares; and (b) to implement and give effect to this Agreement for the purpose of vesting in and securing to each Party the full benefit of this Agreement and consummating each of the Transactions.

17.Announcements

Consultation on announcements

17.1The Sberbank Parties and the YNV Parties may make a public announcement with respect to the entry into of the Transaction Documents or any of the Transactions, subject to consulting first with YNV (in the case of any announcement by any of the Sberbank Parties) or with Sberbank (in the case of any announcement by any of the YNV Parties) as to the content of such announcement.

Permitted announcements

17.2Notwithstanding Clause 17.1, a Party may make an announcement concerning the existence or the subject matter of this Agreement if required by:
(a)	any Applicable Law; or
(b)	the rules and regulations of any securities exchange or any Authority to which that Party is subject or submits, wherever situated,

Provided that it shall to the extent permitted by Applicable Law have first: (i) given notice to the other Parties of its intention to make such an announcement and (ii) taken all such steps as may be reasonable and practicable in the circumstances to agree the contents of such announcement with the other Parties, before making such announcement.

18.Confidentiality

Confidentiality obligation

18.1For the purposes of this Clause 18:
(a)	“Confidential Information” means all information:
(i)	which results from negotiating or entering into any of the Transaction Documents or exercising its rights or performing its obligations under any of the Transaction Documents;
(ii)	which relates to any of the Transactions, the existence, contents or any provision of any of the Transaction Documents or any agreement, arrangement or transaction entered into pursuant to any of the Transaction Documents;
(iii)	which relates to the existence, contents or any provision of any of the Terminated Agreements or any agreement, arrangement or transaction entered into pursuant to any of the Terminated Agreements;

(iv)	which, in the case of any Party, it has or acquires in relation to any other Party or its business, assets or affairs, including information received under or pursuant to any of the Terminated Agreements; or
(v)	which comprises the YM Confidential Data; and
(b)	“Representatives” means in relation to a Party, any of its Affiliates and such Party’s and such Affiliate’s respective directors, officers, employees, agents, advisers, accountants, consultants and finance providers.
18.2Each of the Parties shall, and shall ensure that each of its Representatives shall:
(a)	maintain all Confidential Information in confidence;
(b)	not disclose, copy, reproduce or distribute any Confidential Information to any person except as this Clause 18 permits or as the other Parties approve in writing; and
(c)	(with respect to any Confidential Information that does not relate to itself or its Affiliates) not use Confidential Information for its own business purposes.

Permitted disclosure

18.3Any Party (the “Disclosing Party”) may disclose Confidential Information to any of such Party’s Representatives but shall only do so if it is reasonably required for purposes connected with this Agreement and only if the Representatives are informed of the confidential nature of the Confidential Information except that no member of the Sberbank Group that holds any YM Confidential Data may disclose any YM Confidential Data in any form, aspect or media (in whole or in part) to any of its Affiliates which operate, or to any of its Representatives that is at the time of such disclosure employed or engaged in, a business that, at the time of the disclosure, competes with the business of the YM Group (as it was at the date of this Agreement) (and, for the avoidance of doubt, the Sberbank Group does not contain any such competing business as at the date of this Agreement).  The Disclosing Party is responsible for any breach of this Clause 18 by the person to whom the Confidential Information is disclosed.  For the avoidance of doubt, this Clause 18.3 does not apply to Confidential Information that was already in the knowledge or possession of a Representative of Sberbank prior to or at the date of this Agreement and where such Representative subsequently becomes a Representative of a competing business which is an Affiliate of Sberbank.
18.4Notwithstanding the other provisions of this Clause 18, any Party may disclose any Confidential Information:
(a)	subject to the provisions of Clause 18.5, if and to the extent required by Applicable Laws or for the purpose of any judicial or arbitral proceedings;

(b)	subject to the provisions of Clause 18.5, if and to the extent required by the rules and regulations of any securities exchange or other Authority to which that Party is subject or submits, wherever situated;
(c)	to any Authority for the purpose of making any post-Closing filings with respect to any of the Transactions as may be required by Applicable Law;
(d)	if the relevant Confidential Information is already in the public domain at the date of this Agreement;
(e)	if the relevant Confidential Information has come into the public domain after the date of this Agreement otherwise than as a result of disclosure of that Confidential Information in breach of this Clause 18 or in breach of another confidentiality obligation where the relevant disclosing party is or ought reasonably to be aware of such breach;
(f)	if the relevant Confidential Information was or has become lawfully in the relevant Party’s possession or the possession of any of its Representatives (in either case as evidenced by written records) and not subject to any obligation of secrecy on its part prior to it being received or held; or
(g)	if and to the extent that Party can demonstrate that the information was independently developed by that Party without reference to any Confidential Information.
18.5In the case of Clauses 18.4(a) and 18.4(b), the Disclosing Party shall (to the extent lawful and practicable):
(a)	if any legal proceedings are commenced or action is taken that could reasonably be expected to result in the disclosure of any Confidential Information, immediately notify the other Parties in writing and take all reasonable steps to resist or avoid such proceedings, and keep the other Parties fully and promptly informed of all related matters and developments;
(b)	consult (where doing so is reasonably practicable and in accordance with Applicable Laws) with the other Parties first on the proposed form, content, timing, nature and purpose of any disclosure, and give the other Parties an opportunity to discuss the relevant information before any disclosure; and
(c)	if it is obliged to disclose any Confidential Information to any other person, disclose only the minimum amount of information which it believes to be consistent with satisfying its obligation, provide a copy of the disclosure to the other Parties, and inform the recipient of the confidential nature of the information and (if applicable) request that the recipient enter into a written confidentiality undertaking or otherwise seek confidential treatment of such information.
18.6Without prejudice to any other rights or remedies that the Parties may have, the Parties acknowledge and agree that damages alone may not be an adequate remedy for any breach by them of this Clause 18 or Clause 17 and that the remedies of injunction and specific performance, including other equitable relief, for any threatened or actual breach of this Clause 18 or Clause 17 by any Party would be more appropriate remedies and any Party shall be entitled to seek such remedies.

Duration of obligations

18.7The restrictions contained in this Clause 18 shall continue to apply to each Party for a period of [***] from Closing.
19.Language
19.1The language of each Transaction Document, except for the Russian SPA, the Termination Agreements, the Waiver Letter, each of the Ancillary Agreements and the SLA, is English and all documents, notices, waivers and all other written communication or otherwise between the Parties in connection with this Agreement, and between any parties to any Transaction Documents, shall be in English.
19.2If any Transaction Document, except for the Russian SPA, the Termination Agreements, the Waiver Letter, each of the Ancillary Agreements and the SLA, is translated into another language, the English language text shall prevail.
19.3In the event of any dispute, controversy or claim referred to arbitration in accordance with Clause 30, all documents admitted for consideration in relation to such arbitration shall be in English.
20.Notices

Notices to be in writing

20.1Any notice or other communication to be served by any Party on another Party under or in connection with this Agreement shall be in English and, except where expressly provided otherwise, shall be in writing and signed by or on behalf of the Party serving it.  It shall be served by delivering it by international courier to the address set out in Clause 20.2 marked for the attention of the relevant individual set out in Clause 20.2 (or as otherwise notified from time to time in accordance with the provisions of this Clause 20), with a copy to be sent by email to the email address set out in Clause 20.2 marked for the attention of the person set out below provided that (a) any failure or alleged failure by the relevant recipient to receive such copy notice by email shall not affect the validity of any original notice validly served by international courier; and (b) such notice shall be deemed served only by reference to the notice to be delivered by international courier, with the deemed timing of service being determined in accordance with Clause 20.3.

Addresses

20.2The addresses, addressees and email addresses of the Parties for the purpose of Clause 20.1 are as follows:

Party and name of individual	Address	Email address and telephone number
YNV
For the attention of: [***]	Schiphol Boulevard 165, 1118BG Schiphol, the Netherlands	[***]
Sberbank
For the attention of: [***]	19 Vavilova St., 117997 Moscow, Russia	[***]
Digital Assets
For the attention of: [***]	19 Vavilova St., 117997 Moscow, Russia	[***]
YM
For the attention of: [***]	Schiphol Boulevard 165, 1118BG Schiphol, the Netherlands	[***]
YD
For the attention of: [***]	Build. 2, 82 Sadovnicheskaya St., 115035 Moscow, Russia	[***]
YD Credit
For the attention of: [***]	Build. 2, 82 Sadovnicheskaya St., 115035 Moscow, Russia	[***]
YMLLC
For the attention of: [***]	Floor 5, Build. 44, 11 Timura Frunze St., 119021 Moscow, Russia	[***]
YLLC
For the attention of: [***]	16 Lva Tolstogo Street, Moscow, 119021, Russia	[***]
Stichting
For the attention of:	Schiphol Boulevard 165, 1118 BG Schiphol, the Netherlands	[***]

Party and name of individual	Address	Email address and telephone number
[***]
Yedadeal
For the attention of: [***]	Room 14, Premise 1, Floor 3, Build. 2, 11 Timura Frunze St., 119021 Moscow, Russia	[***]
YDrive		[***]
For the attention of: [***]	Premise 5F17, 75 Sadovnicheskaya Emb., 115035 Moscow, Russia	[***]
YOFD		[***]
For the attention of: [***]	Build. 44, 11 Timura Frunze St., 119034 Moscow, Russia	[***]
YCloud		[***]
For the attention of: [***]	Premise 528, 16 Lva Tolstogo Street, 119021 Moscow, Russia	[***]
YHealth		[***]
For the attention of: [***]	Premise 9109, 16 Lva Tolstogo Street, 119021 Moscow, Russia	[***]
YClassifieds		[***]
For the attention of: [***]	Premise 3A06, Build. 2, 82 Sadovnicheskaya St., 115035 Moscow, Russia	[***]
YMLAB		[***]
For the attention of: [***]	16 Lva Tolstogo st., Moscow, 119021	[***]
YE-Commerce		[***]
For the attention of: [***]	Sai Yeung Choi Street South, 2A-2H, Ginza Plaza, Floor 20, Office 2002, Mongkok, Hong Kong	[***]

Party and name of individual	Address	Email address and telephone number
CLP		[***]
For the attention of: [***]	Premise No. 505/506, 5 1st Derbenevsky Per., 115114 Moscow, Russia	[***]

Deemed time of service

20.3A notice shall be deemed to have been served by courier, at the time of delivery, Provided that in each case where delivery by international courier occurs outside Working Hours or at any time on a day that is not a Business Day at the location of receipt, service shall be deemed to occur at 8.00 a.m. on the next following Business Day at the location of receipt.
20.4References to time in this Clause 20 are to local time at the address to which the relevant notice is sent.

Proof of service

20.5In proving service of a notice, it shall be sufficient to show (in the case of delivery by courier) a proof of delivery signed by the recipient that it was delivered to the correct address of the relevant Party set out in this Clause 20 (or as otherwise notified under it).

Change of details

20.6A Party may notify the other Parties of a change to its name, relevant addressee, address or email address for the purposes of this Clause 20, provided that such notice shall only be effective on:
(a)	the date specified in the notice as the date on which the change is to take place; or
(b)	if no date is specified or the date specified is less than [***] after the date on which notice is deemed to have been served by courier, the date falling five [***] after notice of any such change is deemed to have been served.
21.Assignment
21.1This Agreement shall be binding on and inure for the benefit of each Party’s successors in title.
21.2No Party may assign the benefit of this Agreement (in whole or part) or transfer, declare a trust over or otherwise dispose of in any manner whatsoever any of its rights or obligations under this Agreement or subcontract or delegate in any manner whatsoever its performance under this Agreement, in each case, without the consent of the other Parties and any such assignment, transfer, declaration of trust, sub-contracting or delegating, or any purported attempt to do so, of the whole or any part this Agreement, or any rights or obligations under it, without such consent shall be void.
22.Costs, Taxes and expenses

Costs

22.1Except as otherwise expressly set out in this Agreement, all costs incurred in connection with, or in anticipation of, each Transaction Document (including the negotiation, preparation, drafting, execution, performance and implementation of it) shall be paid by the Party incurring such expenses.

Notarisation and registration fees

22.2All fees and expenses of the Russian Notary with respect to the transfer of the YD Share, including with respect to any actions (including Closing Actions) to be performed before or by the Russian Notary on or following the Russian SPA Signing Date or on or following the Closing Date and any costs or expenses in connection with the registration of the transfer of the YD Share (including any application to the Russian Federal Tax Service for amendments to be made in the USRLE) shall be borne by Sberbank.
22.3All fees and expenses of the Dutch Notary with respect to the transfer of the YM Shares on the Closing Date, including with respect to any Closing Actions to be performed before or by the Dutch Notary prior to, on or following Closing and any costs or expenses in connection with any registration of the transfer of the YM Shares shall be borne by YNV.

Transfer Taxes

22.4Any Transfer Taxes payable in connection with any Sale Transaction shall be paid by the Relevant Purchaser for such Sale Transaction, and the Relevant Purchaser shall be responsible for taking such steps as are necessary to procure the payment of the Transfer Taxes, including fulfilling any administrative or reporting obligation imposed by the jurisdiction in question in connection with such payment.  The Parties shall act reasonably and cooperate and work together in good faith with a view to minimising any Transfer Taxes.

Set-off, payments and gross up

22.5Save as otherwise set out in this Agreement, all payments to be made pursuant to this Agreement or any other Transaction Document by any Party shall be paid in full without any set-off or counterclaim and free from any deduction or withholding save as may be required by Applicable Laws.
22.6If any Party is required by Applicable Laws to make a deduction or withholding from any payment made pursuant to this Agreement (other than a payment to a Relevant Seller of any part of the consideration for the Relevant Shares) and/or if any payment made pursuant to this Agreement (other than a payment to a Relevant Seller of any part of the consideration for the Relevant Shares) is subject to Tax in the hands of the payee (ignoring for these purposes the availability of any Relief), such Party shall increase the amount of the payment by such sum as shall, after the making of such deduction or withholding or after such Tax, leave the payee with the same amount as it would have received had no deduction or withholding been made and/or had the payment not been subject to Tax.
22.7Where any Party makes an increased payment under Clause 22.6 in respect of a deduction or withholding and the payee subsequently receives and utilises a Relief in respect of the amount withheld or deducted, the payee shall as soon as reasonably practicable account to such Party for such portion of any such Relief as shall leave the payee in no better or worse position than if no such deduction or withholding had been required to be made.
22.8Any payment made pursuant to this Agreement shall, so far as is possible under relevant Applicable Laws, be treated as an adjustment to the relevant consideration for the Relevant Shares.
23.Invalidity

If at any time any provision of this Agreement shall be held to be illegal, void, invalid or unenforceable in whole or in part under any Applicable Law in any jurisdiction, then:

(a)	such provision shall:
(i)	to the extent that it is illegal, void, invalid or unenforceable be given no effect and shall be deemed not to be included in this Agreement; and
(ii)	not affect or impair (x) the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or (y) the legality, validity or enforceability under the law of any other jurisdiction of such provision or any other provision of this Agreement; and
(b)	the Parties shall use all reasonable endeavours to replace such a provision with a valid and enforceable substitute provision that carries out, as closely as possible, the intentions of the Parties under this Agreement.
24.Third party rights
24.1For the purposes of the Contracts (Rights of Third Parties) Act 1999:
(a)	each of the Connected Persons of a Party where such Party comprises a Beneficiary shall be entitled to enforce the provisions of Clause 8.4;
(b)	each Affiliate of a Non Defaulting Party that is not a Party shall be entitled to enforce the provisions of Clause 6.16;

(c)	each member of the YNV Group that is not a Party shall be entitled to enforce the provisions of Clauses 6.17, 6.18 and 6.19;
(d)	each member of the YNV Group that is not a Party shall be entitled to enforce the provisions of Clause 9.5;
(e)	each member of the Sberbank Group that is not a Party shall be entitled to enforce the provisions of Clause 9.11;
(f)	each member of the YM Group that is not a Party shall be entitled to enforce the provisions of Clause 12.1;
(g)	each member of the YNV Group that is not a Party shall be entitled to enforce the provisions of Clause 12.2;
(h)	each member of the YD Group that is not a Party shall be entitled to enforce the provisions of Clause 12.3; and
(i)	each Affiliate of a Relevant Protected Person that is not a Party shall be entitled to enforce the provisions of the indemnity in Clause 13.20(d),

(each being a “Third Party”).

24.2Except as expressly provided in Clause 24.1, a person who is not a Party shall have no rights under the Contracts (Right of Third Parties) Act 1999 or otherwise to enforce any of the terms of this Agreement.
24.3Notwithstanding the provisions of Clause 24.1 or any benefits conferred by this Agreement on any Third Party by virtue of the Contracts (Rights of Third Parties) Act 1999, the Parties may amend, vary, waive or terminate this Agreement at any time and in any way (in accordance with this Agreement) without the consent of any Third Party.
25.No partnership

Nothing in this Agreement and no action taken by the Parties under this Agreement shall constitute a partnership, association or other co-operative entity between any of the Parties or constitute any Party the agent of any other Party for any purpose.

26.Counterparts

This Agreement may be executed in counterparts, and by the Parties on separate counterparts, but shall not be effective until each Party has executed at least one counterpart.  Each counterpart shall constitute an original of this Agreement, but the counterparts shall together constitute one and the same instrument.

27.Variation and waiver
27.1No Transaction Document may be varied, supplemented, deleted or replaced by an agreement in writing (which does not include email) signed by or on behalf of each

Party to such Transaction Document, which shall then be binding on all Parties to such Transaction Document.
27.2Any waiver of any right or default under any Transaction Document shall be effective only in the instance given and will not operate as or imply a waiver of any other or similar right or default on any subsequent occasion.  No waiver of any Transaction Document or of any provision of it will be effective unless it is in writing (which does not include email).
27.3Any delay by any person in exercising, or failure to exercise, any right or remedy under any Transaction Document shall not constitute a waiver of the right or remedy or a waiver of any other rights or remedies and no single or partial exercise of any rights or remedy under any Transaction Document or otherwise shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.
27.4Each of the obligations, covenants, warranties, indemnities and undertakings in favour of a Party set out in this Agreement which is not fully performed at Closing shall not be affected by Closing, except to the extent waived or released by a specific and duly authorised written waiver or release by such Party.
28.Whole Agreement
28.1This Agreement (together with each other Transaction Document) contains the whole agreement and understanding between the Parties relating to the transactions contemplated by the Transaction Documents and supersedes all previous agreements, understandings or arrangements (whether express, implied, oral or written (whether or not in draft form)) between the Parties relating to these transactions, which shall cease to have any further force or effect (including the term sheet between YNV and Sberbank dated 1 May 2020, which shall terminate and cease to have any further force or effect on the date of this Agreement, but such termination shall not affect any rights, obligations or liabilities of YNV and Sberbank arising or accruing under such term sheet before its termination).
28.2Any term, condition, representation, warranty or other statement implied by law, custom, usage or course of dealing shall not form part of any Transaction Document and shall be excluded to the fullest extent possible and, to the extent not possible to so exclude, each Party irrevocably waives any right or remedy in respect of it.
28.3Each Party:
(a)	confirms that, in entering into the Transaction Documents, it has agreed not to rely on any representation (including, without limitation, any misrepresentation or any misstatement), warranty, collateral contract, assurance, covenant, indemnity, undertaking or commitment which is not expressly set out in the Transaction Documents;
(b)	confirms that, notwithstanding anything in the Transaction Documents to the contrary, the only rights or remedies of the Parties in relation to any representation (including without limitation any misrepresentation or any misstatement), warranty, collateral contract, assurance, covenant, indemnity, undertaking or commitment given or action taken in connection with any Transaction Document are contained or referred to in the Transaction Documents and no Party has any other right or remedy (whether by way of a claim for contribution or otherwise) in tort (including negligence) or for misrepresentation (whether negligent or otherwise, and whether made prior to, and/or in, this Agreement); and
(c)	waives all rights and remedies which, but for this Clause 28, might otherwise be available to it in respect of any such representation, warranty, collateral contract, assurance, covenant, indemnity, undertaking or commitment.
28.4Nothing in this Clause 28 shall limit or exclude any liability for fraud or fraudulent misrepresentation.
29.Governing law

This Agreement, the arbitration agreement contained in it and all matters, disputes or claims (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter shall be governed by, and construed in accordance with, English law.

30.Arbitration
30.1The Parties agree that any dispute, controversy or claim arising out of or in connection with any Transaction Document or the arbitration agreement contained in it, including any question regarding the existence, formation, validity, performance, termination or enforceability of any Transaction Document and including non-contractual disputes or claims (each, a “Dispute”) shall always be referred to and finally resolved by confidential arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules (“HKIAC Rules”) in force when the Notice of Arbitration is submitted.
30.2The law of this arbitration agreement (Clause 30 in its entirety) shall be English law.
30.3The seat of arbitration shall be London, United Kingdom.  The Parties expressly agree that any arbitral hearings may be conducted in locations outside of London, or by way of virtual or electronic hearings in accordance with HKIAC Rules, but any agreement to conduct arbitral hearings outside of London, or to conduct virtual or electronic hearings, shall not be deemed as an agreement or recognition by the Parties that the venue of these hearings shall be the seat of arbitration.
30.4The arbitration proceedings shall be conducted and administered in English.
30.5Unless otherwise directed by the arbitral tribunal, all evidence, legal authorities, witness statements, experts reports as well as oral testimony established in a language other than English shall be accompanied by an official (or duly certified) translation thereof in English.
30.6All notices by one Party to another Party in connection with the arbitration shall be in accordance with the provisions of Clause 20.
30.7There shall be three arbitrators, all of whom shall be fluent in English and the chairperson of the arbitral tribunal shall appear on the HKIAC Panel of Arbitrators as of the date of the formation of the arbitral tribunal.  Each of the arbitrators shall be selected and appointed in accordance with the HKIAC Rules.
30.8If there are only two parties to the arbitration at the time the Notice of Arbitration is submitted, each of them shall appoint one arbitrator and the two party-appointed arbitrators shall nominate the third arbitrator who shall serve as chairperson of the arbitral tribunal (and in the event that the two party-appointed arbitrators shall fail to select the third arbitrator within [***] of the last of their appointments, the third arbitrator shall be selected and appointed in accordance with the HKIAC Rules).
30.9If there are more than two parties to the arbitration at the time the Notice of Arbitration is submitted, the arbitrators shall be appointed in accordance with the HKIAC Rules and the Parties hereby agree that the disputing parties collectively represent two “sides” for the formation of the arbitral tribunal (as claimant(s) on side and respondent(s) on the other side).
30.10The award shall be final and binding upon the Parties and on any persons claiming through or under any of the Parties.  The award may be entered and enforced in any national court having jurisdiction, and judgment upon the award rendered may be entered in any national court having jurisdiction.
30.11By agreeing to arbitration pursuant to this Clause 30, the Parties do not intend to deprive any national court or other governmental body or regulatory agency of its jurisdiction to issue an interim injunction or other interim relief or assistance in aid of the arbitration proceedings or for the enforcement of any arbitral award, provided that the Parties agree that they may only seek such relief as is consistent with their agreement to resolve Disputes by way of arbitration.
30.12The arbitral tribunal shall have full authority and jurisdiction to make orders for interim or provisional relief or remedies necessary to preserve any Party’s rights (including pre-arbitration attachments or injunctions pursuant to the HKIAC Rules), to order a party to seek modification or vacation of an injunction issued by a court, and to award damages for the failure of a Party to respect the arbitral tribunal’s orders to that effect.  The Parties agree that any such ruling by the arbitral tribunal shall be deemed to be a final award with respect to the subject matter of the ruling, shall be fully enforceable as such, and shall be binding on the Parties from the date it is made.  The Parties undertake to carry out any ruling by the arbitral tribunal on interim measures immediately and without delay, and hereby incorporate any such ruling into their contractual relationship by virtue of this Clause 30.

30.13Each Party consents to being joined to any arbitration commenced under any Transaction Document on the application of any other Party if the arbitral tribunal so allows, and subject to and in accordance with the HKIAC Rules.
30.14In order to facilitate the comprehensive resolution of related Disputes, and upon request of any party to an arbitration pursuant to this Clause 30, such arbitration may be consolidated pursuant to the HKIAC Rules with any other arbitration or proposed arbitration involving, connected to or arising out of this Agreement or any other Transaction Document, any or all of the parties to any Transaction Document, any of the Transactions or any other Dispute.
30.15The procedures for the taking of evidence shall be governed by the IBA Rules on the Taking of Evidence in International Arbitration in their applicable version when the Notice of Arbitration is submitted.  The procedure for the exchange of documents shall be governed by article 3 and article 9 of the IBA Rules on the Taking of Evidence in International Arbitration.  Each of the Parties agrees that no Party shall be required to give general discovery of documents, and that a Party shall only be required to produce specific, identified documents or narrow and specific categories of documents, that are reasonably believed to exist, which are relevant to the Dispute and material to its outcome.
30.16In its award or awards, the arbitral tribunal shall (unless it considers such a ruling to be inappropriate in the circumstances of the Dispute) award the prevailing Party all of its reasonable out-of-pocket third-party expenses, including reasonable attorneys’ fees and expenses and arbitral costs.
30.17If any Party fails to make any payment to the bank of the HKIAC where such payment is to satisfy the costs of the arbitration procedure or the fees of any arbitrators for the purposes of any arbitration initiated pursuant to this Clause 30, including where the bank of the HKIAC refuses or is prohibited under applicable law or regulation from accepting any payment from any such Party (a “Non-Paying Party”), any other Party to such arbitration shall be entitled to pay any amount that has been requested from, but has not been paid by, the Non-Paying Party in order to ensure that the arbitration procedure may continue.  If any such other Party (the “Paying Party”) does make any such payment, notwithstanding anything in Clause 30.16 to the contrary:
(a)	each of the Parties agrees that such Paying Party shall be entitled to recover the amount of such payment from the Non-Paying Party immediately after such payment is made and that in the event that the costs are not recovered prior to the final award, the final award (regardless of the Party in whose favour it is made as regards the Dispute itself) shall include an obligation on the Non-Paying Party to pay such amount to the Paying Party; and
(b)	the Non-Paying Party shall hereby be obliged to pay to the Paying Party on demand an amount equal to the sum that the Paying Party has actually paid, together with any costs and expenses of recovery incurred by the Paying Party.

30.18Unless this Agreement has already been terminated, this Agreement and the rights and obligations of the Parties hereunder shall remain in full force and effect pending any award in any arbitration proceeding hereunder, regardless of the nature of the Dispute.
30.19Save and to the extent that disclosure may be required by legal duty, to protect or pursue a legal right or to enforce an award in bona fide legal proceedings before a national court or other judicial authority, the Parties undertake as a general principle to keep confidential all awards, together with all materials created during and for the purpose of arbitration produced by any Party in the proceedings provided such documents are not in the public domain.  The Parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including but not limited to any pleadings, briefs or other documents submitted or exchanged, any documents disclosed by one Party to another, testimony or other oral submission and any awards or decisions) shall not be disclosed beyond the arbitral tribunal, the HKIAC, the Parties, their legal and professional advisers, and any person necessary for the conduct of the arbitration, except as may be lawfully required in judicial proceedings relating to the arbitration or otherwise.
30.20To the fullest extent permitted by any relevant law and the HKIAC Rules, the HKIAC shall be prohibited from publicising any and all data relating to any Dispute hereunder, including any administrative decisions on appointing, terminating or disqualifying arbitrators.
30.21To the extent that any Party may (in any arbitration under this Clause 30 or any properly brought action to issue an interim injunction or other interim relief or assistance in aid of the arbitration proceedings or for the enforcement of any arbitral award pursuant to this Clause 30) in any jurisdiction claim for itself or its assets any immunity from suit, injunction, execution, enforcement, attachment, application of foreign law or other legal process or relief granted, or any other type of immunity relating to it or its assets, and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), such Party hereby irrevocably agrees not to claim and hereby irrevocably waives any right to any such immunity with respect to itself and its assets to the fullest extent permitted by the laws of such jurisdiction.  Each Party unconditionally and irrevocably agrees that the execution, delivery and performance by it of this Agreement and each other Transaction Document and all other agreements, contracts, documents and writings relating to this Agreement and each other Transaction Document constitute private and commercial acts and not public or governmental acts.
30.22Without prejudice to any other rights or remedies that the Parties may have, the Parties acknowledge and agree that damages alone would not be an adequate remedy for any breach by them of this Clause 30 and that the remedies of injunction and specific performance as well as any other equitable relief for any threatened or actual breach of this Clause 30 by any Party would be more appropriate remedies.
30.23With respect to Article 248.1 and 248.2 of the Arbitration Procedure Code of the Russian Federation, and any right that any Party may have under any such provision at any time, (as may be amended, revised, supplemented or replaced from time to time), each of the Parties agrees, acknowledges and undertakes that: (a) in accordance with their agreement to arbitrate set out in this Clause 30 (including in particular Clause 30.1), the Russian commercial (arbitrazh) courts shall have no jurisdiction with respect to the resolution of any Dispute; (b) it shall not seek an injunction from the Russian commercial (arbitrazh) courts in accordance with the procedure in Article 248.2 of the Arbitration Procedure Code of the Russian Federation (as may be amended, revised, supplemented or replaced from time to time) that prohibits the initiation of, or the pursuit of, any arbitration proceedings commenced in accordance with this Clause 30); and (c) neither the agreement to arbitrate contained in this Clause 30 nor the agreement to arbitrate contained in any other Transaction Document nor any proceedings in accordance with this Clause 30 or in accordance with any such agreement to arbitrate, in each case, creates any obstacles to, or bars in any way such Party from, access to justice in the case of any Dispute, whether in the capacity as claimant, respondent or otherwise.
30.24Any reference in this Agreement (including this Clause 30) to an “award” shall be construed as broadly as possible and shall be a reference to any act of the arbitral tribunal, including any order, ruling or any other type of act.
30.25The agreement to arbitrate contained in this Clause 30 shall be binding upon any statutory or contractual successors and assignees of each Party.

As Witness this Agreement has been executed by or on behalf of the Parties on the day and year first before written.

EXECUTED for and on behalf of)
YANDEX N.V. by)

Signed:/s/ Alfred Alexander de Cuba

Name:Alfred Alexander de Cuba

EXECUTED for and on behalf of)
SBERBANK OF RUSSIA by)

Signed:/s/ Andrey Kartashyan

Name:Andrey Kartashyan

EXECUTED for and on behalf of)
“DIGITAL ASSETS” LIMITED)

Signed:/s/ Yuri Volkov

Name:Yuri Volkov

EXECUTED for and on behalf of)
YANDEX.MARKET B.V.)

Signed:/s/ Alfred Alexander de Cuba

Name:Alfred Alexander de Cuba

EXECUTED for and on behalf of)
“PS YANDEX MONEY” LLC)

Signed:/s/ Ivan Glazachev_____________

Name:Ivan Glazachev________________

EXECUTED for and on behalf of)
NBCO LLC YANDEX.MONEY)

Signed:/s/ Shobanova T.A

Name:Shobanova T.A.

EXECUTED for and on behalf of)
YANDEX.MARKET LLC)

Signed:/s/ Alfred Alexander de Cuba

Name:Alfred Alexander de Cuba

EXECUTED for and on behalf of)
YANDEX LLC)

Signed:/s/ Alfred Alexander de Cuba

Name:Alfred Alexander de Cuba

EXECUTED for and on behalf of)
STICHTING )
YANDEX.MARKET EQUITY )
INCENTIVE)

Signed:/s/ Alfred Alexander de Cuba

Name:Alfred Alexander de Cuba

EXECUTED for and on behalf of)
EDADEAL PROMO LLC)

Signed:/s/ Alfred Alexander de Cuba

Name:Alfred Alexander de Cuba

EXECUTED for and on behalf of)
YANDEX.DRIVE LLC)

Signed:/s/ Alfred Alexander de Cuba

Name:Alfred Alexander de Cuba

EXECUTED for and on behalf of)
YANDEX.OFD LLC)

Signed:/s/ Alfred Alexander de Cuba

Name:Alfred Alexander de Cuba

EXECUTED for and on behalf of)
YANDEX.CLOUD LLC)

Signed:/s/ Alfred Alexander de Cuba

Name:Alfred Alexander de Cuba

EXECUTED for and on behalf of)
YANDEX.HEALTH CLINIC LLC)

Signed:/s/ Alfred Alexander de Cuba

Name:Alfred Alexander de Cuba

EXECUTED for and on behalf of)
YANDEX.CLASSIFIEDS LLC)

Signed:/s/ Alfred Alexander de Cuba

Name:Alfred Alexander de Cuba

EXECUTED for and on behalf of)
YANDEX.MARKET LAB LLC)

Signed:/s/ Alfred Alexander de Cuba

Name:Alfred Alexander de Cuba

EXECUTED for and on behalf of)
YANDEX E-COMMERCE)
LIMITED)

Signed:/s/ Alfred Alexander de Cuba

Name:Alfred Alexander de Cuba

EXECUTED for and on behalf of)
CENTER OF LOYALTY )
PROGRAMS JSC)

Signed:/s/ Disarev A.N.

Name:Disarev A.N